SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant §240.14a-12
ASTRONICS CORPORATION
(Name of Registrant as specified in its charter)
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☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
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ASTRONICS CORPORATION
130 Commerce Way
East Aurora, New York 14052
Dear Fellow Shareholders:
It is my pleasure to invite you to the 2021 Astronics Corporation Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m., Eastern Time, on Tuesday, May 25, 2021, at Astronics Test Systems Inc. at 12889 Ingenuity Drive, Orlando, Florida 32826. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our annual meeting.
The Board of Directors has fixed the close of business on Monday, April 5, 2021, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.
Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Peter J. Gundermann
Chairman of the Board
East Aurora, New York
April 13, 2021

ASTRONICS CORPORATION
130 Commerce Way East Aurora, New York 14052
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DEAR SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Astronics Test Systems Inc. at 12889 Ingenuity Drive, Orlando, Florida 32826, USA at 10:00 a.m. Eastern Time on Tuesday, May 25, 2021*, to consider and act on the following:
•	To elect nine directors to hold office until the 2022 Annual Meeting and until their successors have been elected and qualified;
•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021;
•	To approve an amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan; and
•	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on Monday, April 5, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business Monday, April 5, 2021 will be entitled to vote at the annual meeting.
It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Further instructions are contained in the proxy card.
By Order of the Board of Directors

Julie M. Davis,
Secretary
East Aurora, New York
Dated: April 13, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2021:
The proxy materials and 2020 Annual Report to Shareholders are available at http://materials.proxyvote.com/046433 or may be requested by telephone at 1-800-579-1639.
*
We are monitoring developments regarding the coronavirus or COVID-19 and preparing in the event any changes for our annual meeting are necessary or appropriate. If we determine to make any change, such as to the location or to hold the meeting by remote communication, we will announce the change in advance and provide instructions on how shareholders can participate at http://materials.proxyvote.com/046433.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS MAY 25, 2021
This Proxy Statement and the form of proxy are furnished to the shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 25, 2021, at Astronics Test Systems Inc. at 12889 Ingenuity Drive, Orlando, Florida 32826 USA at 10:00 a.m. Eastern Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview or telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that the Notice Regarding the Availability of Proxy Materials will be first sent to shareholders on or about April 13, 2021.
If the proxy is properly executed and returned, and the shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, (ii) FOR the proposal to ratify the appointment of the independent registered public accounting firm, and (iii) FOR the approval of the amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.
VOTING SECURITIES
In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock and Class B Stock combined entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nine nominees receiving the most votes will be elected. Votes cast FOR the nominees will count as “yes votes” and WITHHOLD votes will be excluded entirely from the vote and will have no effect. A majority of the votes cast is required to approve (i) the selection of the Company’s auditors, and (ii) the amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals. Abstentions are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
Brokers may not vote your shares on any non-routine matter in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

INFORMATION CONCERNING THE ANNUAL MEETING
What matters will be voted on at the meeting?
At the meeting, shareholders will vote on three proposals and any other business properly brought before the meeting:
•	Election of nominees to serve on our Board of Directors;
•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
•	Amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•	FOR each of the nominees named in this proxy statement;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
•	FOR approval of the amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan.
Who is entitled to vote?
The Board of Directors has fixed the close of business on Monday, April 5, 2021 as the record date for determining the holders of Astronics Common Stock (“Common Stock”) and Astronics Class B Common Stock (“Class B Stock”) entitled to notice of and to vote at the Annual Meeting.
On April 5, 2021, Astronics Corporation had outstanding and entitled to vote at the meeting a total of 24,136,728 shares of Common Stock and 6,839,388 shares of Class B Common Stock.
Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to 10 votes on all matters to be brought before the meeting. The Common Stock and Class B Stock vote as a single class on all matters presented at the meeting.
How do I cast my vote if I am a shareholder of record?
You can cast your vote:
•	in person, by attending the Annual Meeting of Shareholders;
•	via the Internet, by visiting www.proxyvote.com and following the instructions provided; or
•	by mail, if you mark, sign and date the proxy card enclosed with this proxy statement and return it in the postage-paid envelope provided.

INFORMATION CONCERNING THE ANNUAL MEETING
How do I cast my vote if I am a beneficial owner of shares held in street name?
You can cast your vote:
•
in person, by first obtaining a voting instruction form issued in your name from your broker and bringing that voting instruction form to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date and valid identification;

•	via the Internet, by visiting www.proxyvote.com and following the instructions provided; or
•	by mail, if you mark, sign and date the voting instruction form and return it in the postage-paid envelope provided by your broker.
If I have given a proxy, can I revoke that proxy?
Your presence at the meeting will not in itself revoke any proxy you may have given. If your shares are held in your own name (i.e., you are the shareholder of record), you may revoke your proxy at any time (to the extent it has not already been voted at the meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the meeting) if you:
•
give written notice of the revocation to Astronics Corporation Corporate Secretary, Julie Davis, 130 Commerce Way, East Aurora, NY 14052 or give electronic notice to Ms. Davis at Julie.Davis@astronics.com;

•	submit a properly signed proxy with a later date; or
•	by appearing at the meeting in person and stating that you revoke your proxy.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact that record holder to obtain instructions if you wish to revoke your vote before the meeting.
How will my proxy be voted?
If you are a registered holder and your proxy is properly executed, returned and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on a proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted as follows:
•	Proposal 1: “FOR” the election of each of the nominees named in this proxy statement to serve on the Company’s Board of Directors;
•	Proposal 2: “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;
•	Proposal 3: “FOR” the amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan; and
•	In the discretion of the proxies on other matters properly brought before the meeting.
If your shares are held in street name through a broker, bank or other nominee for your benefit and your voting instruction form is properly executed, returned and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period before the meeting, under current National Association of Securities Dealers (“NASDAQ”) rules, brokerage firms and nominees that are members of the NASDAQ may vote their customers’ unvoted shares on “routine” matters but not on non-routine matters. Under the NASDAQ rules, routine matters include the ratification of the appointment of our independent registered public accounting firm but do not include the other proposals on the ballot.
The voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters. As of the date of this proxy statement, the Company does not know of any other matters that will be presented at the meeting.

INFORMATION CONCERNING THE ANNUAL MEETING
Who can attend the annual meeting?
All shareholders of Astronics Corporation who owned shares of record on April 5, 2021 may attend the meeting. If you want to vote in person and you hold Astronics Corporation common stock in street name (i.e. your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date, and valid identification. If you hold stock in street name and want to attend the meeting but not vote in person at the meeting, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date, and valid identification.

PROXY SUMMARY
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
ENVIRONMENT
Environmental Approach
Astronics is committed to minimizing the impact of its activities on the environment. The Company maintains a variety of formal policies and procedures related to protection of the environment, energy conservation and waste management, as well as general business practices that are part of its culture. These policies and procedures are specific to each subsidiary. In most instances, these policies and practices are embedded in Astronics’ Employee Handbook. Employees must certify – in many cases annually -- that they have read and will comply with the Employee Handbook. In fact, Astronics’ PECO facility is a Zero Liquid Discharge facility.
In addition, when considering an acquisition or partnership, the Company embeds questions specific to the environment within its due diligence approach. These include claims, policies, certifications and procedures relative to environmental management. Astronics Corporation asks these in an effort to both promote positive environmental policies and practices as well as to minimize any risk when assessing the acquisition candidate.
Certifications and Training
One of the Company’s largest operations, Astronics Connectivity Systems & Certification Corp., is certified to ISO-14001, the international standard for effective environmental management, while its largest operation, Astronics Advanced Electronic Systems Corp., has processes that comply with the requirements for ISO-14001 certification.
Regardless of the formal certification, most of the Company’s operations maintain formal programs that establish goals and measure progress towards those goals regarding reductions and disposal of hazardous substances, recycling and minimization of power consumption, among other efforts. In those operations that are not ISO-14001 certified, Astronics meets or exceeds all applicable environmental laws and regulations by maintaining many initiatives and practices that reduce its impact on the environment. Some examples of such initiatives and practices include policies to reduce paper, policies to reduce single occupancy commuting, replacement of older, less-efficient lighting with energy efficient motion-based LED lighting, active waste recycling, water consumption reduction programs, and providing electric car recharging stations and bicycle storage at its largest operation.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. Specific certifications may be found at each subsidiary website: https://www.astronics.com/subsidiaries.
Vendor Code of Conduct
While Astronics Corporation does not have a separate vendor code of conduct, as part of its contracts, the Company requires that its vendors adhere to the spirit of its Code of Ethics (see Social/Human Capital Management). In addition, language to this effect is often included in the Terms and
Conditions portion of the Company’s contracts with suppliers and customers. When required as part of an agreement, Astronics Corporation has signed a customer’s Code of Conduct.

PROXY SUMMARY
Supply Chain
Astronics strives to maintain the integrity of its supply chain to the best of its ability and, to date, the Company has not had a significant supply chain disruption. Astronics Corporation files Form SD Conflict Minerals Disclosure to be compliant with SEC regulations and, in many instances, the Company also is required to comply with government standards in evaluating and choosing suppliers. Each subsidiary works with its suppliers to determine if legal and regulatory requirements are met.
Conflict Minerals
Astronics will comply with all applicable conflict minerals regulations, including the US Securities and Exchange Commission’s Conflict Minerals Rule and the European Union’s Conflict Minerals Regulation.
Astronics’ Conflict Minerals Policy is to only use tin, tungsten, tantalum, or gold whose source can be traced to scrap/recycled materials or smelters and refiners that are conformant with the Responsible Minerals Initiative‘s (RMI) Responsible Minerals Assurance Process (RMAP). Astronics encourages the use of responsibly mined minerals from the Democratic Republic of the Congo and adjoining countries.
To ensure compliance with this policy, Astronics has put in place procedures that conform with the Five-Step Framework for Risk-Based Due Diligence as described in OECD Due
Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Astronics’ standard purchase order terms and conditions require our suppliers to adapt a conflict minerals policy similar to Astronics and to provide Astronics each year with an updated Conflict Minerals Reporting Template (CMRT), the industry-standard reporting form published by the RMI.
A copy of Astronics’ current Form SD may be found on its website at www.astronics.com/about/conflict-minerals.
While Astronics Corporation does not currently track environmental metrics on a company-wide basis, the Company recognizes the value and importance of reducing its impact on the global environment.

SOCIAL / HUMAN CAPITAL MANAGEMENT
Human Capital Management and Corporate Culture
Astronics Corporation greatly values its employees and recognizes that, without them, the Company would not have achieved the success it has accomplished since inception. Astronics strives to provide a positive, supportive work culture with a clear global vision and a collaborative work style. The Company strongly believes that a focus on learning and supporting career development can lead to success. With low attrition and high referral rates, Astronics Corporation regularly earns “best employer” awards.
As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. Astronics Corporation promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees.
When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics, as well as employee benefits. Astronics Corporation asks these in an effort to ensure that the acquisition candidate is a positive cultural fit and to minimize any risk when assessing the acquisition candidate.
Relative to collective bargaining agreements, the Company has hourly production employees at PECO who are subject to collective bargaining agreements. Astronics Corporation considers its relations with all of its employees to be good.

PROXY SUMMARY
The Board’s Role
Astronics Corporation’s Corporate Governance Guidelines outline expectations that the Board establish and promote policies that encourage a positive, supportive work culture. The Board recognizes that culture is critical to the long-term success of Astronics and its strategy. Therefore, the policies referenced herein apply to the Board as well as to relationships among and between the Board and employees.
Voice of the Employee
The lifeblood of any organization is its employee base. Astronics relies on its individual subsidiaries to regularly gather employee feedback, using the method each subsidiary believes is most appropriate. In some instances that feedback is obtained through “Town Hall” formats; in other instances it is obtained through surveys. However the feedback is collected, the Company expects its managers to solicit and, where applicable, use employee feedback to improve its business practices and working environment.
Diversity and Inclusion
Astronics believes that diversity and inclusion is critical for the attraction and retention of top talent. The Company employs policies and procedures to recruit women and minority talent as well as policies to ensure pay equality. Astronics Corporation has an Equal Employment Opportunity Policy whereby the Company commits to providing equal employment opportunity for all qualified employees and applicants without regard to race, color, sex, sexual orientation, gender identity, religion, national origin, disability, veteran status, age, marital status, pregnancy, genetic information or other legally protected status. This policy is posted on the Astronics Corporation website at https://www.astronics.com/docs/default-source/atro-legal/careers/equal-employment-opportunity-policy.pdf.
Certifications and Training
The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer and Chief Financial Officer as well as all other directors, officers and employees of the Company. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.
Further, the Company has a policy on Combatting Human Trafficking to ensure that employees, agents and suppliers of the Company do not engage in human trafficking or human trafficking activities. The Company’s explicit statement regarding not tolerating human trafficking can be found at https://investors.astronics.com/corporate-governance/governance-documents.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. The Company requires all of its employees to certify that they have read and understood the Code of Ethics. Based upon the needs of, and regulations associated with, each of the Company’s businesses, Astronics Corporation requires training for both regulatory and corporate compliance purposes.
Safety and Health
Astronics is committed to the safety of its customers and its employees. Each Astronics operation maintains environmental, health and safety policies that seek to promote the operation of its businesses in a manner that is protective of the health and safety of the public and its employees. In fact, Astronics Luminescent Systems Inc. has received safety awards from the State of New Hampshire for working more than a year without a lost time accident.

PROXY SUMMARY
Astronics Corporation’s operations offer several health and welfare programs to employees to promote fitness and wellness and to encourage preventative healthcare. In addition, Astronics’ employees are offered a confidential employee assistance program that provides professional counseling to employees and their family members. Also, many of the Company’s operations offer greenspace for employees to use during their breaks.
Policies
It is Astronics’ intention to provide a safe, healthy working environment for its employees, to the extent possible. To achieve this, the Company has created the following policies, some of which are available publicly, as indicated, some of which are internal to the organization:
•	Code of Business Conduct and Ethics: https://www.astronics.com/about/corporate-responsibility
•	Statement on Human Trafficking: https://investors.astronics.com/corporate-governance/governance-documents
•	EEOC policy: https://www.astronics.com/docs/default-source/atro-legal/careers/equal-employment-opportunity-policy.pdf
•	Affirmative Action Policy: https://www.astronics.com/docs/default-source/atro-legal/careers/affirmative-action-policy.pdf?sfvrsn=5908a958_2
•	Drug-free workplace statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Improper conduct/discrimination/harassment statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Health and Safety statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Whistleblower (Reporting and Effect of Violations) statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
Additional documents and policies may be found at: https://investors.astronics.com/corporate-governance/governance-documents.
Benefits
Astronics offers a generous benefits program for its employees. The Company provides a drug-free work environment and requires drug screening of all candidates accepting employment.

PROXY SUMMARY
Awards
Astronics Corporation is proud to have received numerous awards, recognizing both product quality as well as the Company’s ability to provide an excellent work environment.
A few of these awards include: General Atomics 2017 Supplier Excellence Award; Ballard Technology 2018 Supplier Excellence Award; Washington’s 100 Best Companies to Work For; Tech Briefs 2017 Product of the Year; Chicago’s
101 Best and Brightest Companies to Work For; Intel Supplier Continuous Quality Improvement; 2017 and 2018 Military & Aerospace Electronics Innovators Awards-Platinum; 2018 Global Technology Award; 2018, 2019 and 2020 Top Workplace Award-Orange County Register (seven consecutive years) and 2021 Top Workplace Manufacturing (National).
Voice of the Customer
Customer feedback is critically important to advancing initiatives and improving service levels. To accomplish this, the Company actively seeks customer feedback on an ongoing basis, relying upon each subsidiary to engage as that business sees fit. Customer feedback mechanisms employed by Astronics subsidiaries routinely include the use of customer “scorecards” as well as soliciting input through ongoing discussions.
Community Engagement
Astronics’ employees participate in numerous community engagement activities. Astronics supports and encourages its employees to be active and participate in local charitable activities and believes that the employee should choose to support the organization which means the most to her/him. The Company supports its employees at the subsidiary level, providing them with needed time off and, at times with matching donations, to engage with the charities of their choice. Those charities have included supporting local food banks and Marine Corps Toys for Tots. For more information, please click on each of the Company’s individual subsidiaries at https://www.astronics.com/careers.

GOVERNANCE
Corporate Responsibility
Astronics Corporation is dedicated to conducting business with integrity and responsibility for the greater good. The Company promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. The Company’s Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which, in conjunction with Board committee charters, form the framework for its governance and is applicable to its directors and all employees. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted. The Company will disclose on its website any amendment to its Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver is granted. Astronics Corporation’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of Astronics Corporation for its shareholders. The Board of Directors stands in a fiduciary relation to the corporation and, in discharging these fiduciary duties, Directors shall act in a manner that they reasonably believe to be in the best long-term interests of the Company, in particular, the interests of the shareholders. The Board recognizes that the interests of the Company and its shareholders are advanced when they take into account the concerns of and the effect of any action upon employees, suppliers, customers, the communities in which operations are established, and other pertinent factors.

PROXY SUMMARY
Governance Highlights
Supermajority of independent directors
Independent Board Committees
Annual Board member election
Require double-trigger for equity acceleration upon a change in control
Maintain a competitive compensation package
Strong lead independent director role and responsibilities
Require stock ownership for the Board of Directors
Annual Board and Committee self-evaluations
Strategy and risk oversight by full Board
Board and Committees have the right to retain independent outside financial, legal or other advisors
Director “overboarding” limits
Regular executive sessions of independent directors
CEO succession plan
Policies and Charters
Astronics has several policies and charters to guide the conduct and action of the Company’s employees and Board of Directors. Some of the Company’s policies contain sensitive information and are not made public, such as our policies on Social Media and Cybersecurity. Website links for those that are available to the public follow as indicated:
•	Audit Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Compensation Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Nominating/Governance Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Corporate Governance Guidelines:
https://investors.astronics.com/corporate-governance/governance-documents
•	Political contributions statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Social media policy
•	Cybersecurity policy; compliant with NIST 800-171

PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2022
Election of Directors
Astronics Corporation’s By-Laws, as amended, provide that the Board of Directors shall be composed of not less than three nor more than nine persons, as determined by the Board of Directors. Currently, the Board includes nine members, elected at each annual meeting of shareholders and who serve for a term of one year or until their successors are duly elected and qualified.
Each of the Directors attended at least 75% of the Board meetings held in 2020. With the exception of Peter Gundermann, each of the nominees is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Raymond W. Boushie, Robert T. Brady, Tonit M. Calaway, Jeffry D. Frisby, Peter J. Gundermann, Warren C. Johnson, Robert S. Keane, Neil Y. Kim and Mark Moran, each of whom has been previously elected by Astronics Corporation shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office. The following information is provided concerning the nominees for director:

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINEES
Included in the information below are current directors and/or director nominees of the Company who are presently serving, or have served during the preceding five years, on boards of directors of other publicly traded companies.
Raymond W. Boushie, 81
Compensation (Co-Chair) and Audit Committees; Director since 2005
Experience
Raymond W. Boushie retired in 2005 as President and Chief Executive Officer at Crane Co.’s Aerospace & Electronics segment, a position he had held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. Mr. Boushie has over 40 years of Aerospace industry experience.
Skills and Qualifications
Mr. Boushie’s past experience as President and CEO of a leading aerospace and electronics business has provided him with extensive management experience within the same industry as Astronics Corporation. His more than 40 years in the aerospace industry provide the Company with institutional knowledge and context that is extremely valuable regarding long-term strategy. This also includes his experience as past Chairman of several important industry associations – General Managers Council, Manufacturers Alliance; General Aviation Manufacturers Association; and the Aerospace Industries Association. In addition, his financial qualifications and ongoing education make him a strong asset to the Audit Committee.
Robert T. Brady, 80
Lead Director; Audit (Chair) and Nominating/Governance Committees; Director since 1990
Experience
Robert T. Brady retired in January 2014 as the Chairman of the Board of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, motion and control systems for use in aerospace, defense, industrial and medical markets. Mr. Brady was Chief Executive Officer of Moog Inc. from 1988 to December 1, 2011, Chairman of the Board from 1996 until his retirement, and a director of Moog Inc. from 1984 until January 2014. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.
Other Public Board Memberships
Director, M&T Bank Corporation
Skills and Qualifications
Mr. Brady’s past experience as Chairman of Moog Inc. and as director of other public companies, provides Astronics Corporation with valuable insight into governance trends and metrics. Similarly, Mr. Brady’s former experience as CEO of Moog Inc. has provided him with extensive management experience within the same industry as Astronics Corporation. His institutional knowledge of the aerospace and defense industry provides helpful context in creating the Company’s long-term strategy. In addition, his financial qualifications and ongoing education make him a strong asset to the Audit Committee.

PROPOSAL 1: ELECTION OF DIRECTORS
Tonit M. Calaway, 53
Director; Compensation (Co-Chair) and Nominating/Governance Committees; Director since 2019
Experience
Tonit M. Calaway has served as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of BorgWarner Inc. since October 2020. Prior to that she served as Chief Legal Officer, Executive Vice President and Secretary of BorgWarner Inc. from August 2018. Previously, Ms. Calaway served as Executive Vice President and Chief Human Resources Officer from 2016 to August 2018. Before joining BorgWarner, Ms. Calaway held various positions during her 18-year career at Harley-Davidson, Inc., including Vice President of Human Resources and President of The Harley-Davidson Foundation. A securities attorney by training, Ms. Calaway rose through the legal department, serving as Associate General Counsel - Motor Company Operations, Assistant General Counsel, Chief Compliance Counsel, and Assistant Secretary. Ms. Calaway is a graduate of the University of Wisconsin - Milwaukee, and received her juris doctorate from the University of Chicago Law School. She is a member of the State Bar of Wisconsin.
Other Public Company Board Memberships
W.P. Carey Inc.
Skills and Qualifications
Ms. Calaway brings deep legal expertise in addition to strong management leadership experience as a member of the Executive team for a large Fortune 500 company. In addition, Ms. Calaway played a significant role in modernizing Borg Warner’s business practices and strengthening its relationships with key stakeholders, and excels at driving transformational change. She has deep experience in designing compensation programs, interfacing with collective bargaining groups, and in building consensus. Her skillsets are particularly valuable in her role as Co-Chair of the Compensation Committee and her role on the Nominating/Governance Committee.
Jeffry D. Frisby, 65
Director; Nominating/Governance (Chair) and Audit Committees; Director since 2016
Experience
Jeffry D. Frisby serves as the President and Chief Executive Officer of PCX Aerostructures, LLC, primarily a supplier of flight critical mechanical systems and assemblies, including rotor heads, complex shafts and related components. Previously, Mr. Frisby was Chief Executive Officer of Triumph Group, Inc., a publicly traded company that is a global leader in manufacturing and overhauling aerospace structures, systems and components, from July 2012 until April 2015, and its President from July 2009 until April 2015. Mr. Frisby served as Triumph’s Chief Operating Officer from July 2009 to July 2012. Previously, he had been Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for the global aerospace original equipment manufacturers, from April 2003 to July 2009. He also held a variety of other positions within the Triumph Group as well as a predecessor group company, Frisby Aerospace, Inc. Mr. Frisby served as a Director of Triumph Group, Inc. from 2012 to April 2015. Mr. Frisby holds a B.S. in Business from Wake Forest University, Calloway School of Business. Mr. Frisby has over 40 years of Aerospace industry experience.
Other Public Company Board Memberships
Quaker Houghton
Skills and Qualifications
Mr. Frisby brings significant aerospace experience spanning nearly 40 years, in addition to deep executive leadership, M&A and manufacturing expertise from his service as President and CEO of PCX Aerostructures as well as Triumph Group, Inc. Other skills include accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, strategic planning and corporate development. Mr. Frisby brings complementary experience in corporate governance, audit and compensation through his service on the boards of other public and private companies.

PROPOSAL 1: ELECTION OF DIRECTORS
Peter J. Gundermann, 58
Chairman of the Board, Director, President and Chief Executive Officer of the Company; Director since 2001
Experience
Peter J. Gundermann has been a director of Astronics since 2001 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann was named Chairman of the Board in June 2019. Mr. Gundermann had previously served as the President of Astronics’ Aerospace and Defense subsidiaries since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.
Other Public Company Board Memberships
Moog Inc.
Skills and Qualifications
Mr. Gundermann brings his deep institutional knowledge of the aerospace industry and of Astronics Corporation based on his tenure with the Company of more than thirty years. During this time, he has gained experience in the areas of M&A, finance and accounting, manufacturing and logistics, strategy, product development, customer management, and public company processes.
Warren C. Johnson, 61
Director, Compensation and Nominating/Governance Committees; Director since 2016
Experience
Warren C. Johnson served as President of the Aircraft Group for Moog Inc. from 2007 to 2016. Mr. Johnson was Vice President and General Manager of Moog’s Aircraft Group from 1999 to 2007 and prior to that served as Chief Engineer and Military Aircraft Product Line Manager of the Moog Aircraft Group. Mr. Johnson holds a B.S. and M.S. in Mechanical Engineering from The Ohio State University. In 2004, Mr. Johnson completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology.
Skills and Qualifications
Mr. Johnson brings noteworthy aerospace experience from his 33-year career at Moog Inc., a worldwide manufacturer of precision control components and systems, including leading Moog's efforts to streamline aerospace product development cycle time and lean activities. His experience includes global operations as well as evaluating and integrating acquisition candidates.

PROPOSAL 1: ELECTION OF DIRECTORS
Robert S. Keane, 58
Director, Compensation and Audit Committees; Director since 2019
Experience
Robert S. Keane has served as President and Chief Executive Officer of Cimpress plc since he founded Cimpress in January 1995 and as Chairman of Cimpress plc’s Board of Directors since November 2018. Mr. Keane previously served as Chairman of Cimpress’s former Management Board from September 2009 to November 2018 and as the Chairman of its Board of Directors from January 1995 to August 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics Corporation. Mr. Keane earned his B.A. in Economics from Harvard College and his MBA from INSEAD (France).
Other Public Company Board Memberships
Cimpress plc
Skills and Qualifications
Mr. Keane has extensive experience leading complex, global operations. He has a strong track record of growing successful companies both organically and by acquisition and is very experienced with public company processes. His previous experience with Astronics early in his career gives him a unique insight into the history and culture of the company.
Neil Y. Kim, 62
Director, Compensation and Audit Committees; Director since 2016
Experience
Neil Kim served as Chief Technology Officer and Executive Vice President of Marvell Technology Group Ltd. from April 2017 until his retirement in May 2019. Prior to that, Mr. Kim served as Broadcom Corporation’s Executive Vice President of Operations and Central Engineering until 2016 and was responsible for the company’s global manufacturing including foundry operations, supply chain management and corporate procurement. Mr. Kim joined Broadcom in 2000 and held a variety of senior management positions including Senior Vice President and Vice President of Central Engineering, as well as Senior Vice President of Operations and Engineering. Prior to Broadcom, from 1993 to 2000, Mr. Kim held a variety of senior technical and management positions at Western Digital Corporation, a provider of products and services for storage devices. His roles included Vice President of Engineering, where he managed critical product development and technical transitions. Mr. Kim served on the board of the Global Semiconductor Association from 2009 to 2015. Mr. Kim is named as an inventor on 33 patents. He received a B.S. in Electrical Engineering from the University of California, Berkeley.
Other Public Company Board Memberships
Silicon Laboratories Inc.(1)
(1) Mr. Kim’s term as director of Silicon Laboratories Inc. expired in April 2017.
Skills and Qualifications
Mr. Kim brings deep expertise in global operations, supply chain and manufacturing, as well as executive leadership. In addition to his public and private company Board experience, Mr. Kim has significant experience working for and with global organizations and in identifying, executing and integrating acquisitions.

PROPOSAL 1: ELECTION OF DIRECTORS
Mark Moran, 65
Director, Compensation and Nominating/Governance Committees; Director since 2018
Experience
Mark Moran served as the Chief Operations Officer of Continental Airlines prior to his retirement in 2012. He spent 17 years with Continental prior to its acquisition by United Airlines. During his tenure, which included eight years as the head of Operations, Continental grew to the fifth largest U.S. airline with 2,600 daily flights to over 260 airports. Since his retirement from Continental, Mr. Moran has served as an independent aviation consultant to several multinational OEMs and Tier 1 suppliers to OEMs. Prior to Continental, Mr. Moran served ten years with USAir/ Piedmont, and before that, five years with Boeing Corporation. He is a graduate of Marquette University, where he earned a B.S. in Engineering.
Skills and Qualifications
Mr. Moran brings strong aerospace experience to the Astronics board due to his career in the commercial airline industry. His perspective as a customer is a unique contribution to our deliberations. The Company is increasingly involved with promoting its products directly to operators, and his in-depth knowledge of airline operations and priorities complements the perspectives of others in the group.

BOARD MATTERS
Board of Directors Independence
A majority of the Directors shall be independent, as that term is defined by applicable laws and regulations and in the NASDAQ listing standards. A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with Astronics, either directly or as a partner, shareholder or officer of an organization that has a relationship with Astronics that, based on the requirements of applicable laws and regulations and the NASDAQ listing standard, would impair his or her independent judgment. Not more than three individuals who fail to be determined to be independent Directors shall serve on the Board at any one time, provided, however, that this limitation on the number of non-independent directors shall not require a Director to resign or retire from the Board prior to the expiration of a term to which he or she was duly elected by the shareholders so long as the Board then has a majority of independent Directors.
The Board will annually review all commercial and charitable relationships of Directors to determine if there is a material relationship that would preclude the Board from making an affirmative determination that an individual Director is independent. To facilitate this review, each non-employee Director will annually provide information regarding the Director’s business and other relationships with Astronics, its affiliates and senior management to enable the Board to evaluate the Director’s independence. This determination will be disclosed in the proxy statement for Astronics Corporation’s annual meeting of shareholders.
The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. In addition, each member of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee is independent.
Board of Directors Ethics and Commitment
Directors shall possess the highest personal and professional ethics and integrity, and, in performance of their duties as directors, shall represent the long-term interests of the shareholders. The Board believes that its membership should reflect a diversity of experience, gender, race and ethnicity. Directors are selected on the basis of experience and personal capacities, including experience in industries similar to Astronics Corporation’s, managerial or other leadership experience; business acumen or particular expertise, business development experience, strategic capability, independence of judgment; familiarity with corporate governance, risk assessment and the responsibilities of directors; standing and reputation as a person of integrity; the potential contribution of each individual to the diversity of backgrounds, experience and competencies which the Nominating/Governance Committee desires to have represented and ability to work constructively with the CEO and the Board.
Directors must devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chairman if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend meetings of the Board and Committees of the Board on which they serve, except for good reason, and be prepared.
Board of Directors Meetings and Standing Committees
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All directors are expected to attend each meeting of the Board of Directors and the committees on which s/he serves, and are also invited, but not required, to attend the Annual Meeting.
Mr. Gundermann attended the 2020 Annual Meeting, but due to travel restrictions related to the COVID-19 pandemic, Ms. Calaway

BOARD MATTERS
and Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were unable to attend. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee. During the
year ended December 31, 2020, the Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board of Directors held in 2020.
Audit Committee
The Audit Committee consists of Messrs. Brady (Chair), Boushie, Frisby, Keane and Kim, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee. Information regarding the functions performed by the Committee is set forth in the “Report of the Audit Committee” included in this proxy statement.
The Audit Committee held four meetings in 2020. Each member of the Audit Committee attended at least 75% of the meetings of the Audit Committee held in 2020. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Compensation Committee
The Compensation Committee consists of Mr. Boushie (Co-Chair), Ms. Calaway (Co-Chair), Messrs. Johnson, Keane, Kim and Moran, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. The Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry in which the Company competes for employees.
The Compensation Committee held three meetings in 2020. Each of the Compensation Committee members attended at least 75% of the meetings of the Compensation Committee held in 2020. The Compensation Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Nominating/Governance Committee
The Nominating/Governance Committee consists of Mr. Frisby (Chair), Ms. Calaway, and Messrs. Brady, Johnson and Moran, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors.
In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates.
Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominees to recommend to the

BOARD MATTERS
Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation.
The Nominating/Governance Committee held two meetings in 2020. Each of the members of the Nominating/Governance
Committee attended at least 75% of the meetings held in 2020. The Nominating/Governance Committee is governed by a written charter that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Executive Sessions of the Board
Non-management directors meet regularly in executive sessions. Non-management directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors except Mr. Gundermann.
An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors, the Lead Director or the non-management directors.
Role of the Lead Director
In addition to the Chairman, the Board has a Lead Director. Mr. Brady has served in this role since February 2020. The principal role of the Lead Director is to serve as liaison between the Chairman and CEO and the Directors. The specific responsibilities of the Lead Director are, among others, to:
(i) collaborate with the Chairman and CEO to ensure the appropriate flow of information to the Board;
(ii) consult with the Chairman and CEO regarding Board agenda items;
(iii) coordinate and develop the agenda for and preside at sessions of the Board’s independent Directors, and as appropriate, communicate to the Chairman and CEO the substance of the discussions;
(iv) in the absence of the Chairman, act as Chair of meetings of the Board;
(v) recommend, when necessary, special meetings of the Board; and
(vi) act as principal liaison between the Directors and the Chairman and CEO on sensitive issues.
The agenda for each Board meeting shall be established by the Chairman and the Lead Director, and any Director may request items to be included on the agenda. Ample time is scheduled for each Board meeting to assure full discussion of important matters whether included on the agenda or not. Agendas always include financial and operating reports in addition to other reports, such as business unit and subject matter presentations, that could enhance a Director’s perspective and knowledge on various matters. Agenda and meeting materials are distributed in advance of Board and Committee meetings, and each Director has a duty to review the materials prior to the meeting.
Board Refreshment and Experience
The Board is committed to continuous improvement and employs a rigorous process to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company. The Board assesses the diversity of the directors’ experience, expertise, perspective, tenure and age, among other attributes, to ensure it has an appropriate mix of skills and experience to fulfill its oversight obligations.
The Board also considers the Company’s long-term strategy when evaluating which specific skills and experience are required and weighs those skills when evaluating the current and potential directors. As part of the evaluation of the directors’ skills and experience, the Board reviews a director skillset chart which identifies expertise, experience and other characteristics that contribute to an effective and well-functioning board. The skills and qualifications for each current Director may be found on pages 12 to 16.

BOARD MATTERS
Annual Board Evaluation Process
The Board and each of the Committees shall perform annual self-evaluations. The Nominating/Governance Committee will develop and conduct the Board evaluation and will ensure that each Committee of the Board conducts its own self-evaluation. The Board of Directors then reviews this feedback and makes improvements, as necessary.
Limit on Other Directorships
Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Astronics Board, and other Directors should not serve on more than four other boards of public companies in addition to the Astronics Board. Membership on more public company boards by a director for exceptional reasons requires approval by the Nominating/Governance Committee or its chairperson. Directors are expected to notify the Nominating/Governance Committee in writing before accepting election or appointment to any public company board on which they did not serve when appointed to the Astronics Board.
The Board does not believe that arbitrary term limits on Directors’ service are appropriate nor does it believe that Directors should expect to be renominated annually. The Board self-evaluation process noted below will be an important determinant for Board tenure.
Board Interaction with Shareholders
Although the Company does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.
The Board believes that management should speak for the corporation. Accordingly, each Director will refer all inquiries from shareholders, analysts, the press or customers to the CEO.
Proxy Access
A shareholder entitled to vote in the election of Directors, may nominate a candidate for the Board of Directors only if written notice of the shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and received by the corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the corporation mails or otherwise give notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders of the corporation.
Each shareholder’s notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) consent of each nominee to serve as a director of the

BOARD MATTERS
corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such person to serve as a director.
No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors or a committee designated by the Board of Directors.
Board Evaluation and Oversight of Risk
The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is to understand the specific risks the Company faces and what mitigating steps are being taken, while balancing what is an appropriate level of risk for the Company. The involvement of the full Board of Directors in setting business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. On a regular basis, senior leaders are invited to present to the Board of Directors on each business. These presentations include opportunities as well as risks and mitigating actions. On an ongoing basis, the Company relies on its business leaders to identify and mitigate risks wherever possible.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting, as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Company maintains a Cybersecurity policy as well as Complaint procedures for accounting and auditing matters (“Whistleblower”), the latter of which may be found on the Corporate Governance section of the Company’s website. The Company conducts regular periodic training of its employees as to the protection of sensitive information which includes security awareness training intended to prevent the success of “phishing” attacks.
Board Leadership Structure and Size
At present, the Board has determined that combining the roles of the Chief Executive Officer and Chairman is in the best interests of the corporation. In addition to the Chairman, the Board has a Lead Director. The Board should be free to reconsider that determination in the future. It is the sense of the Board that a size of 7 to 9 members is about right for the corporation in light of its size and complexity of its business. The Board proposes a slate of nominees to the shareholders for election to the Board. Shareholders may propose nominees for consideration by the Nominating/Governance Committee by submitting the names and supporting information according to the deadlines set forth in the corporation’s proxy statement for its most recent annual meeting to: Secretary, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Between annual shareholder meetings, the Board may elect Directors to fill vacancies to serve until the next annual meeting.
CEO Succession
The Board shall plan for the succession of the CEO. To assist the Board, the CEO will present an annual succession planning summary to the Board and will advise the Board of his recommendations and evaluations of potential successors. The Compensation Committee will assure assessment and feedback by the Board of Directors to the CEO on the strategic leadership, development, and internal and external representation of the Company.
The Board believes that the primary and most constructive interaction with management is through the normal process of scheduled Board and Committee meetings, whether they be on regular business or special matters, at which any discussions can best be informed by the collective and varied knowledge and experience of Directors and management. The Board also recognizes, however, that matters of integrity and corporate conduct, were they to arise, may call for direct access to senior management. As is judicious under these circumstances, independent Directors are free to contact executive officers and other senior managers of the corporation without senior corporate management present. As noted above in the Board Evaluation and Oversight of Risk discussion, senior leaders are invited on a regular basis to present to the Board of Directors on each business. In this manner, the Board becomes familiar with leadership beyond the office of the CEO and CFO.

BOARD MATTERS
Directors’ and Officers’ Indemnification Insurance
The Company has in place Directors’ and Officers’ Liability Insurance policies written by the Chubb Group, AIG, AXA, XL, CAN, AWAC, Travelers and XL Catlin for a twelve-month term expiring July 1, 2021. The twelve-month premium was $729,236. The policies have limits of $55 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.
The Company also has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements provide that the director or officer will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.
Board Composition and Diversity
The Nominating/Governance Committee is responsible for developing the general criteria, subject to approval of the Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating/Governance Committee periodically reviews the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board. The Nominating/Governance Committee, in recommending candidates to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Nominating/Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors. In identifying candidates for director, the Board of Directors takes into account:
(i)
the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members,

(ii)	the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition,
(iii)	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors, and
(iv)	all other factors it considers appropriate.
The Board of Directors believes that ethnic and gender diversity are important considerations when evaluating Director candidates along with such factors as background, skills, experience and expertise. At present, 11% of the Board is diverse with respect to gender and 22% of the Board is diverse with respect to race/ethnicity. Ms. Calaway is diverse with respect to gender and race/ethnicity and Mr. Kim is diverse with respect to race/ethnicity. The Company will continue to consider all of these factors when proposing future candidates for the Board.
With respect to the current slate of Directors, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth elsewhere in this proxy statement. In particular, with regard to Messrs. Boushie, Brady, Frisby, Johnson, and Moran, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. With regard to Messrs. Kim and Keane, the Board of Directors considered their technical knowledge, significant mergers and acquisition experience, and expertise with complex, multinational organizations. With respect to Ms. Calaway, the Board of Directors considered her strong governance and human capital management experience. The Board of Directors also considered the more than thirty years of experience with the Company represented by Mr. Gundermann, the Company’s Chairman of the Board and Chief Executive Officer.

BOARD MATTERS
COMPENSATION OF DIRECTORS
The following table sets forth the cash compensation as well as certain other compensation of the Company’s directors for the year ended December 31, 2020:
Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(4)	Total
Raymond W. Boushie(1)	$75,000	$110,264	$185,264
Robert T. Brady(1)	$75,000	$110,264	$185,264
Tonit M. Calaway(1)	$75,000	$110,264	$185,264
Jeffry D. Frisby(1)	$75,000	$110,264	$185,264
Peter J. Gundermann(2)	—	—	—
Warren C. Johnson(1)	$75,000	$110,264	$185,264
Robert S. Keane(1)(3)	$75,000	$110,264	$185,264
Neil Kim(1)	$75,000	$110,264	$185,264
Mark Moran(1)	$75,000	$110,264	$185,264
(1)
In 2020, Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 5,600 Restricted Stock Units under the 2017 Long Term Incentive Plan. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock. The Restricted Stock Units issued to Ms. Calaway and Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 28, 2020, on which date Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were issued 5,600 shares of Common Stock. At December 31, 2020, Messrs. Boushie, Brady, Frisby, Johnson and Kim had options to purchase 25,500; 25,500; 8,000; 8,000 and 8,000 shares of Common Stock, respectively, and 18,255; 18,255; 1,200; 1,200 and 1,200 shares of Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant. As of December 31, 2020, Ms. Calaway, Mr. Keane and Mr. Moran did not have any options to purchase shares of Common Stock or Class B Stock.

(2)	Mr. Gundermann receives no separate compensation as a director of the Company.
(3)
At December 31, 2020, the Estate of Kevin T. Keane, the father of Mr. Robert Keane, had options to purchase 4,000 shares of Common Stock and 600 shares of Class B Stock. Mr. Robert Keane is one of multiple beneficiaries to a trust to be established by the estate. Mr. Robert Keane’s proportionate interest in the estate is below 25%. The options expire on June 10, 2021.

(4)
The total fair value of the award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements as described in Note 16 to the audited financial statements in Astronics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. The amounts do not reflect the actual amounts realized by the director.

Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Compensation Committee or any of the Company’s executive officers and any member of any other company’s board of directors or compensation committee (or equivalent).
No member of the Compensation Committee was, during 2020 or prior thereto, an officer or employee of the Company or any of its subsidiaries.
Board of Directors Stock Ownership Requirement
The Board believes that, in order to align the interests of the Directors and shareholders, Directors should have a significant financial stake in the corporation. The Corporate Governance Guidelines adopted by the Board in December 2019, as amended on February 26, 2021, provide that within four years of joining the Board or within four years of adoption of the Guidelines, whichever is later, each non-employee Director is expected to accumulate and maintain ownership of at least the number of shares equal to 400% of the annual cash retainer for the applicable calendar year, divided by the average of the closing price of a share of Astronics Corporation Common Stock for the previous calendar year.

BOARD MATTERS
Equity Awards
The Company’s 2017 Long Term Incentive Plan authorizes it to grant stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonuses to non-employee directors of the Company. The Nominating/Governance Committee makes recommendations to the full Board as to equity grants for directors and awards are granted by the Board. The Nominating/Governance Committee reviews and approves equity awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. On February 28, 2020, Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 5,600 Restricted Stock Units. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock.
The Restricted Stock Units issued to Ms. Calaway and Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 28, 2020, on which date Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were issued 5,600 shares of Common Stock.
The non-employee directors as a class currently hold 1.2% of the Common Stock and 12.7% of the Class B Stock of the Company. We believe this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 53.

BOARD MATTERS
Executive Officers
The executive officers of the Company, their ages, their positions and offices with the Company, and the date each assumed office with the Company, are as follows:
Name and Age of Executive Officer	Positions and Offices with Astronics	Year First Elected Officer
Peter J. Gundermann, Age 58	Chairman, President, Chief Executive Officer and Director of the Company	2001
David C. Burney, Age 58	Executive Vice President – Finance and Chief Financial Officer of the Company	2003
James S. Kramer, Age 57	Executive Vice President of the Company; President of Luminescent Systems, Inc. and Astronics DME LLC	2010
Michael C. Kuehn, Age 60	Executive Vice President of the Company; President of Astronics Connectivity Systems & Certification Corp., Armstrong Aerospace, Inc. and Astronics Aerosat Corporation	2017
James F. Mulato, Age 60	Executive Vice President of the Company; President of Astronics Test Systems, Inc.	2014
Mark A. Peabody, Age 62	Executive Vice President of the Company; President of the Aerospace Segment of the Company	2010
The principal occupation and employment for Messrs. Gundermann, Burney, Kramer, Mulato and Peabody for the past five years has been with the Company in their respective current roles.
Mr. Kuehn and Mr. Mulato became Executive Vice Presidents of the Company on January 1, 2019.
Mr. Kuehn has been the President of Astronics Connectivity Systems & Certification Corp. since its acquisition by the
Company in 2017. Prior to acquisition, Mr. Kuehn ran that business as President of Telefonix, Incorporated for eight years. Mr. Kuehn has also served as President of Armstrong Aerospace, Inc. since 2018 and President of Astronics Aerosat Corporation since 2021. Mr. Kuehn earned his undergraduate degree from Lewis University and is currently pursuing a graduate degree from Lewis as well.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2021.
The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2021. All services provided on the Company’s behalf by Ernst & Young LLP during 2020 and
2019 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Audit Fees. The following table sets forth the fees billed to the Company for the last two years by the Company’s independent auditors, Ernst & Young LLP:
	2020	2019
Audit	$1,350,000	$1,757,318
Audit-related	—	—
Tax	$40,300	$—
All Other	$5,638	$7,200
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 YEAR.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is comprised of the directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee.
The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.
The Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the year ended December 31, 2020. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2020, filed with the Securities and Exchange Commission.
April 13, 2021	Robert T. Brady, Chairman Raymond W. Boushie Jeffry D. Frisby Robert S. Keane Neil Kim
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the
Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

PROPOSAL 3: AMENDMENT AND RESTATEMENT OF ASTRONICS CORPORATION 2017 LONG TERM INCENTIVE PLAN
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE ASTRONICS CORPORATION 2017 LONG TERM INCENTIVE PLAN.
Summary
On March 30, 2021, the Board approved an amendment and restatement of the Astronics Corporation 2017 Long Term Incentive Plan, as amended (the “Restated Plan”), subject to shareholder approval at the annual meeting. The Restated Plan is substantially similar to the current 2017 Long Term Incentive Plan (the “2017 Plan”), except that the Restated Plan:
•	increases the number of shares of stock with respect to which awards may be issued under the 2017 Plan from 1,757,040 to 3,144,774 shares under the Restated Plan, an increase of 1,387,734 shares; and
•	changes the annual limit on options or stock appreciation rights that may be awarded to any one employee from 100,000 to 200,000.
The Board is requesting this vote by shareholders to approve the increase to 3,144,774 shares available for issuance under the Restated Plan as well as the change to the annual limit on options or stock appreciation rights.
The 3,144,774 share amount includes 620,700 shares currently available for issuance under the 2017 Plan, plus an additional 1,387,734 shares, which will leave approximately 2,000,000 shares available for awards under the Restated Plan. The Board expects that, under the proposed equity compensation strategy, the Restated Plan will enable the Company to meet its equity compensation needs for the next four years.
A copy of the Restated Plan is attached as Exhibit A to this proxy statement. If the Restated Plan is approved by the shareholders, it will supersede the 2017 Plan in its entirety. If the shareholders do not approve the Restated Plan, the Restated Plan will not become effective and the Company may continue to grant awards under the 2017 Plan, subject to its current terms, conditions and limitation. Below is a summary of key provisions of the Restated Plan. The summary is qualified in its entirety by reference to the full text of the Restated Plan.
Reasons for the Proposed Changes to the 2017 Plan
The 2017 Plan currently provides for an aggregate 1,757,040 shares to be issued under the 2017 Plan. As of April 5, 2021, 620,700 shares remained available for grant under the 2017 Plan. Further, as of April 5, 2021, there were a total of (i) 1,107,659 shares subject to issuance upon exercise of outstanding stock options under the 2017 Plan, the 2005 Director Stock Option Plan and the 2011 Stock Option Plan (collectively, the “Existing Plans”) at a weighted average exercise price of $23.56 and a weighted average remaining life of 5.8 years; and (ii) 499,149 shares subject to outstanding restricted stock unit awards, including 115,058 shares subject to outstanding performance-based restricted stock unit awards to named executive officers (assuming payout at the target level), and 330,091 shares subject to outstanding time-based restricted stock unit awards to other key employees, and 54,000 shares subject to outstanding time-based restricted stock unit awards to non-employee directors.
If Astronics does not increase the shares available for issuance under the 2017 Plan, then, based on the depletion of the share reserve that would result from Astronics’ historical usage rates of shares under the 2017 Plan, Astronics could potentially exhaust the share limit under the 2017 Plan before the Company’s next opportunity to ask for an increase at its 2022 Annual Meeting of Shareholders, at which time it would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

The COVID-19 pandemic impacted the Company and its industry significantly. As part of its cost-saving measures to offset the impact, the Company implemented a wage freeze and suspended its bonus programs in 2020. The wage freeze continues into 2021 for senior management. In an effort to preserve cash and retain and incentivize key employees, in February 2021, the Compensation Committee awarded more restricted stock units than in prior years, and also awarded restricted stock units in lieu of cash raises to those in senior management who will not receive a wage increase at this time. As a result of this and a lower stock price than in previous years, in 2021, the Compensation Committee awarded 238,091 restricted stock units (including 29,716 restricted stock units issued in lieu of cash raises) with a grant date fair market value of $3,880,883 to named executive officers and other key employees, as compared to 145,300 restricted stock units awarded in 2020 with a grant date fair market value of $2,860,957.
While the Board believes the 2017 Plan has been successful in aligning the interests of key employees and shareholders, the Board believes that the amendment and restatement of the 2017 Plan is in the best interests of the Company and its shareholders. The Board believes the Company will be able to more effectively recruit, motivate and retain the caliber of employees essential to the Company’s success over the coming years with additional shares available for equity awards. In the Board’s view, equity awards are integral to the Company’s compensation strategy and will enhance the ability to align equity-based awards with business performance, while providing employees and non-employee directors with an opportunity to acquire a meaningful, significant and growing proprietary interest in the Company.
Equity is typically a significant component of total compensation for key employees, particularly for the named executive officers. If the Company were to grant fewer equity awards to key employees, the Board believes that it would need to provide compensation in other forms (such as cash) in order to provide a total compensation package that is competitive with other companies in the Company’s industry and region. For these reasons, the Company believes that the increase is necessary for it to continue to be in a position to attract, motivate, and retain talented employees and non-employee directors.
In reaching its determination to approve the Restated Plan, the Board considered that:
•
If Astronics did not increase the shares available for issuance under the 2017 Plan, then, based on the depletion of the share reserve that would result from Astronics’ historical usage rates of shares under the 2017 Plan, Astronics could potentially exhaust the share limit under the 2017 Plan before the Company’s next opportunity to ask for an increase at its 2022 Annual Meeting of Shareholders, at which time it would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•
In 2019 and 2020, Astronics granted equity awards representing a total of approximately 225,934 and 190,100 shares, respectively, assuming the performance-based restricted stock unit awards are paid out at the target level. This level of equity awards represents a two-year average burn rate of approximately 0.66% of fully diluted common shares outstanding.

•
To date in 2021, the Company has granted equity awards representing a total of approximately 505,741 shares (including 213,650 options awarded to named executive officers, 238,091 restricted stock units awarded to named executive officers and employees and 54,000 restricted stock units awarded to non-employee directors, assuming performance-based restricted stock unit awards to named executive officers are paid out at the target level).

If the Restated Plan is not approved, the 2017 Plan will remain in effect in accordance with its present terms, except to the extent that the 2017 Plan is amended by the Board in accordance with its terms.

Plan Highlights
A summary of the principal features of the Restated Plan is provided below, but is qualified in its entirety by reference to the full text of the Restated Plan which is attached as Exhibit A to this proxy statement.
Plan Term	The 2017 Plan became effective May 31, 2017 and was amended on December 14, 2018; no new awards under the Restated Plan may be granted after May 31, 2027, or earlier if terminated by the Board
Persons Eligible for Grants	Employees and non-employee directors of Astronics Corporation and its subsidiaries
Shares Authorized
3,144,774 shares of Common Stock or Class B Stock. This includes 620,700 shares currently available for issuance under the 2017 Plan, plus an additional 1,387,734 shares, leaving approximately 2,000,000 shares available for awards under the Restated Plan.

Types of Awards Available	•	Non-Qualified Stock Options (“NQSOs”)
	•	Incentive Stock Options (“ISOs”)
	•	Stock Appreciation Rights (“SARs”)
	•	Restricted Stock
	•	Restricted Stock Units (“RSUs”)
	•	Stock Bonuses
Plan Features intended to protect shareholders’ interests	•
The additional 1,387,734 Shares requested (in addition to the 620,700 currently available for issuance under the 2017 Plan) represents an additional 4.49% of shares of the Stock outstanding as of December 31, 2020.

	•	The Restated Plan has a 10-year term from initial approval of the 2017 Plan on May 31, 2017, with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.
	•	It prohibits the use of discounted stock options or SARs, reload options, and repricing without shareholder approval.
	•	It does not permit options or other benefits to be transferred to third parties for consideration.
	•	It contains, with certain exceptions, a minimum three-year pro-rata vesting schedule for time-based awards of restricted stock and RSUs other than to non-employee directors.
The Restated Plan contemplates the use of a mix of equity award types, and the Compensation Committee will determine the optimal mix from year to year with increasing emphasis on performance-based vesting. It is anticipated that time-based stock options and SARs would generally become exercisable in a pro-rata method over a five-year period, provided that such awards to non-employee directors would vest at six-months. Further, the Committee anticipates that time-based restricted stock and RSUs would generally have a three year vesting schedule, provided that such awards to non-employee directors would vest at six-months. It is also expected that vesting of some awards will be based on satisfaction of certain performance criteria.
With respect to performance-based restricted stock or RSUs, while a variety of performance goals are permitted under the Restated Plan, the Compensation Committee presently contemplates establishing goals based on a variety of targets, including sales growth, margin improvement and free cash flow targets to be achieved over a three to five year performance period. Further, these awards generally will not fully vest unless a certain performance level has been met at the end of the applicable performance period. The level of performance achieved generally will determine the amount of stock or units that vests and it is anticipated that performance would be judged on a cumulative basis.

Potential Dilution
The Compensation Committee and the Board considered the expected shareowner value transfer and potential dilution that would result by adopting the Restated Plan and believe that the approximately 2,000,000 shares which would be available to be granted under the Restated Plan (consisting of 620,700 shares currently available for issuance under the 2017 Plan, plus an additional 1,387,734 shares to be made available under the Restated Plan) represent a prudent balance, enabling us to make competitive levels of equity based compensation awards while at the same time meeting the interests of shareholders.
The anticipated dilution resulting from the Restated Plan will be reasonable. The total number of shares reserved for issuance under the Restated Plan, plus outstanding awards and available shares under the Company’s existing incentive compensation plans would be 3,606,808 as of April 5, 2021, representing potential dilution of approximately 10.43%.
Potential dilution is calculated by dividing (A) (i) the total shares available for equity awards that may be made under the Restated Plan (approximately 2,000,000) plus (ii) the total shares of Stock to be issued on exercise or settlement of outstanding equity awards (assuming the performance-based restricted stock units awards are paid out at the target level) under the Existing Plans, (collectively, “the numerator”) by (B) (i) the total number of outstanding shares of Common
Stock as of April 5, 2021 excluding treasury shares (24,136,728), plus (ii) the total number of shares of Class B Common Stock as of April 5, 2021 (6,839,388) plus (iii) the number of shares in the numerator.
Potential Dilution = [2,000,000 + 1,606,808] / [24,136,728 + 6,839,388 + 3,606,808] = 10.43%
Any outstanding option or restricted stock unit grants under the 2017 Plan will remain in effect and will continue to be administered according to their terms and the provisions of the 2017 Plan.
The calculation above assumes all outstanding awards under the Existing Plans will be earned and settled with newly issued shares. Actual dilution will be impacted by the following factors:
•
Shares to be issued on exercise or settlement of outstanding equity awards under the Existing Plans are calculated for net settlement based upon appreciation of the fair market value at the time of exercise and, where applicable, mandatory tax withholdings for employees. As a result, the potential dilutive effect would be less.

•
To the extent shares of Stock issued pursuant to any of these incentive compensation plans are acquired through open market purchases or privately negotiated transaction, the potential dilutive effect will be less.

Restated Plan Detail Overview
In the description below, those eligible for awards under the Restated Plan are referred to as “Participants.” Participants include all employees and non-employee directors of Astronics Corporation and its subsidiaries. This section provides key details of the Restated Plan, but is qualified in its entirety by reference to the full text of the Restated Plan which is attached as Exhibit A to this Proxy Statement.
Shares Available for Issuance
If the Restated Plan is approved by the shareholders, the maximum number of shares of Stock reserved for future grants under the Restated Plan will be approximately 2,000,000.
No awards will be made with respect to Class B Stock unless (i) permitted under the Company’s Certificate of Incorporation or (ii) shareholder approval is obtained where required. However, to the extent a dividend or distribution payable in the form of Class B Stock is declared with respect to
Common Stock, Options or SARs awards made in the form of Common Stock may be adjusted as described in the Adjustments paragraph below to allow for awards to be partially settled in the form of Class B Stock, and dividends, dividend equivalents or distributions may be paid in the form of Class B Stock with respect to Common Stock awards of Restricted Stock and Restricted Stock Units.
Administration and Eligibility
The Restated Plan will be administered by the Compensation Committee or such other committee as the Board may appoint from time to time (the “Committee”), provided that at all times the Committee will consist of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Committee will approve the aggregate awards and the individual awards for the most senior elected officers and non-employee directors, subject to ratification of the Board. The Committee may delegate some of its authority under the Restated Plan in accordance with the terms of the Restated Plan.
The total number of shares of Stock subject to options or SARs awarded to any one employee during any fiscal year may not exceed 200,000 shares. The total number of shares of Stock subject to awards granted to any one non-employee director during any fiscal year may not exceed 25,000 shares.
Awards
Stock Options.
The Committee is authorized to grant stock options (“Options”) to Participants (“Optionees”), which may be either ISOs or NQSOs. The total number of shares of Common Stock or Class B Stock issuable under the Restated Plan on exercise of ISOs may not exceed 3,144,774 shares. The exercise price of any Option must be at least equal to the fair market value of the shares on the date of the grant. The Restated Plan prohibits repricing of Options without shareholder approval.
For purposes of the Restated Plan, “fair market value” means, for any particular date, (i) for any period during which Common Stock or Class B Stock (collectively, the “Company Stock”) is listed for trading on a national securities exchange, the closing price per share of Company Stock on the exchange on the last trading day immediately preceding the grant date, or (ii) for any period in which the stock is not listed on a national securities exchange, the market price per share of Company Stock as determined in good faith by the Board. In either case, the fair market value will be determined in accordance with the valuation requirements of the regulations to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
At the time of the grant, the Committee in its sole discretion will determine when Options are exercisable and when they expire, provided the term of an Option does not exceed 10 years.
Payment for shares purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made: (i) in cash or by certified or bank check, (ii) subject to the approval of the Committee, (A) by delivery to the Company of other shares, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have an aggregate fair market value on the date of attestation equal to the exercise price and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares, (B) by a cashless exercise program established with a broker, (C) by reduction in the number of shares otherwise deliverable upon exercise of the option with a fair market value equal to the aggregate exercise price, (D) any combination of the foregoing methods, or (E) in such other manner as may be authorized by the Committee.
SARs.
The Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR (provided it does not exceed 10 years), the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive upon exercise of the right, in whole or in part, without payment to us, an amount payable in shares that is equal to: (i) the fair market value of Common
Stock or Class B Stock on the date of exercise, minus (ii) the exercise price, multiplied by the number of shares for which the right is exercised. SARs will be settled in Common Stock or Class B Stock plus cash for fractional share amounts. The exercise price of any SAR must be at least equal to the fair market value of the shares on the date of the grant. The Restated Plan prohibits repricing of SARs without shareholder approval.
Restricted Stock and Restricted Stock Units.
Restricted stock consists of shares that the Company transfers or sells to a Participant that are subject to a substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. RSUs are the right to receive shares at a future date after vesting upon the satisfaction of certain conditions and restrictions. The Committee determines the eligible Participants to whom, and the times at which, grants of restricted stock or RSUs will be made, the number of shares or units to be granted, the price to be paid, if any, the times within which the shares covered by the grants will be subject to forfeiture, the times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but not be limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions. Awards of restricted stock may require that dividends paid on shares of restricted stock be withheld by the Company until all restrictions on the shares have lapsed. At the discretion of the Committee, dividend equivalents may be granted with respect to RSUs, subject to such limitations as may be determined by the Committee.
Stock Bonuses.
A Participant who is granted a stock bonus has the right to receive shares of Stock in accordance with the terms of such grant.
Performance Goals.
Awards under the Restated Plan may be made subject to the attainment of performance goals relating to one or more business criteria, but limited to: net earnings (either before or after interest, taxes, depreciation or amortization), economic value-added (as determined by the Committee), total shareholder return, sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, customer orders, development or certification of products, quality, delivery, safety, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group (“Performance Criteria”).
Vesting of Awards.
Except as provided below, (a) any Option or SAR awarded to a Participant other than a non-employee director that vests solely on the basis of the passage of time may not vest more quickly than ratably over three years from the date of grant, and (b) any Option or SAR awarded to a non-employee director that vests solely on the basis of the passage of time may not vest sooner than six months from the date of grant. However, Options or SARs may vest sooner, in the event of: (i) the Participant’s death, disability or retirement, (ii) job loss due to workforce reduction, job elimination or divestiture, (iii) upon a change in control, or (iv) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company or its subsidiaries.
Except as provided below, (a) any restricted stock or RSUs awarded to a Participant other than a non-employee director that vests solely on the basis of the passage of time may not vest more quickly than ratably over three years from the date of grant, and (b) any restricted stock or RSUs awarded to a non-employee director that vest on the basis of passage of time may not vest sooner than six months from the date of grant. However, restricted stock and RSUs may vest more quickly, in the event of (i) death or disability, (ii) job loss due to workforce reduction, job elimination or divestiture, or (iii) upon a change in control. RSUs may also vest more quickly in the event of retirement, and restricted stock and RSUs made in conjunction with the recruitment of new employees or as a result of a business combination or acquisition by the Company or its subsidiaries may not be subject to the same minimum time-based vesting requirement.
Notwithstanding the foregoing, the Committee may, in its absolute discretion, without amendment to the Restated Plan, (i) accelerate the date on which any Option or SAR granted under the Restated Plan becomes exercisable, (ii) waive or amend the operation of the Restated Plan provisions respecting exercise after termination of service, or otherwise adjust any of the terms of the Option or SAR, or (iii) accelerate the vesting date of an award, or waive any condition imposed under the Restated Plan with respect to any share of Restricted Stock or RSU, or otherwise adjust any of the terms applicable to an Award.
Amendment of the Restated Plan
The Board has the right and power to amend the Restated Plan, provided, however, that the Company will obtain shareholder approval of any amendment of the Restated Plan to the extent the Board determines in its judgment that approval is appropriate (i) for purposes of ensuring that awards intended to be ISOs qualify under Section 422 of the Code, or (ii) as otherwise required under any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization, or the New York Business Corporation Law.
Termination of the Restated Plan
The Board may suspend or terminate the Restated Plan at any time. The right to grant awards under the Restated Plan is scheduled to terminate on the 10-year anniversary of shareholder approval of the 2017 Plan, or May 31, 2027. Termination will not in any manner impair or adversely affect any award outstanding at the time of termination.

Change in Control
In connection with a Change in Control, the Committee is authorized to take one or more of the following actions: (i) to provide for either (a) termination of any award in exchange for an amount of cash or other property, if any, equal to the amount that would have been attained upon the exercise of the award or realization of the Participant’s rights, or (b) replacement of the award with other rights or property selected by the Committee in its sole discretion, (ii) to provide that an award be assumed by the successor or survivor corporation, or by a parent or subsidiary of the corporation, or be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or of a parent or subsidiary of the corporation, with appropriate adjustments as to the number and kind of shares and prices, (iii) to provide that an award may be exercisable or payable or fully vested with respect to all or a portion of the shares covered by the award, notwithstanding anything to the contrary in the Restated Plan or the applicable award agreement, or (iv) to provide that an award cannot vest, be exercised or become payable after the transaction or event.
For purposes of the Restated Plan, a “Change in Control” means:
(i)	one person (or more than one person acting as a
group) acquires ownership of Company Stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company Stock;
(ii)
one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company Stock possessing 30% or more of the total voting power of the stock of such corporation;

(iii)
a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)
one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Adjustments
In the event of changes in the outstanding Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock distribution, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, awards granted under the Restated Plan and any award agreement, the exercise price of Options and SARs, the limitations on individual grants and the maximum number of shares of Company Stock or Class B Stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of Company Stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award.
Reusage
To the extent that an award under the Restated Plan terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an award is settled by payment of cash, any shares of Stock subject to the award shall again be available for the grant of an award under the Restated Plan. Shares that are used to pay the exercise price of an Option, shares withheld to satisfy tax withholding obligations and shares covered by a stock-settled SAR or other award that were not issued upon the settlement of the award will not be available for further grants of awards under the Restated Plan. To the extent permitted by applicable law or any exchange rule, shares of the Company’s Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of the Company’s subsidiaries will not be counted against shares of Stock available for grant under the Restated Plan. Dividend equivalents payable in cash will not be counted against the shares available for issuance under the Restated Plan.
Clawback
Any award that is subject to recovery under any law, government regulation, stock exchange listing requirement or policy adopted by the Company will be subject to such deductions and clawback as may be required under the applicable law, regulation, listing requirement or Company policy.

U.S. Federal Income Tax Consequences
The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows:
ISOs.
A Participant does not generally recognize taxable income upon the grant or upon the exercise of an ISO, but the Company is generally not entitled to an income tax deduction upon the grant or exercise of an ISO. However, the exercise of an ISO may for some Participants trigger liability for the alternative minimum tax. Upon the sale of ISO shares, the Participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise. The holding period requirements are waived when an Optionee dies. If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain in excess of fair market value of the shares on the date of exercise is generally treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In a year of a disqualifying disposition, the Company is allowed an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes as a result of the disposition, subject to any applicable limitations under Section 162(m) of the Code.
NQSOs.
A Participant receiving an NQSO will not recognize income, and the Company will not be allowed an income tax deduction, at the time the award is granted. Upon the exercise of the NQSO, the Participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price, and the Company expects that it will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any gain that the Participant realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.
SARs.
A Participant receiving a SAR will not recognize income, and the Company will not be allowed an income tax deduction, at the time the award is granted. When the Participant exercises the SAR, the amount of cash and the fair market value of any shares received will be ordinary income to the Participant and the Company expects that it will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.
Restricted Stock.
Unless a Participant makes an election to accelerate recognition of income to the date of grant as described below, the Participant will not recognize income, and the Company will not be allowed a tax deduction, at the time the restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the Participant will recognize ordinary income equal to the fair market value of the shares as of that date (less any amount he or she paid for the shares), and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the Participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the Participant at capital gains rates. However, if the shares are later forfeited, the Participant will not be able to recover tax previously paid pursuant to the Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the Participant at ordinary income tax rates and will generally be deductible by the Company (subject to any applicable limitations under Section 162(m) of the Code), unless the Participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the Participant as dividends and will not be deductible by the Company.

RSUs.
A Participant will not recognize income, and the Company will not be allowed an income tax deduction, at the time an RSU award is granted. Upon receipt of any shares (or the equivalent value in cash) in settlement of the RSU, a Participant will recognize ordinary income equal to the fair market value of the shares or other property as of that date, and the Company will be allowed a corresponding income tax deduction at that time, subject to any limitations under Section 162(m) of the Code.
Stock Bonuses.
A Participant will recognize ordinary income as of the date of grant of a stock bonus equal to the fair market value of the shares as of that date, and the Company will generally be allowed a corresponding income tax deduction at that time, subject to any limitations under Section 162 of the Code. Any gain that the Participant realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.
Code Section 162(m) Deduction Limit
Generally, the Company is entitled to a deduction based on the amount of ordinary income a Participant recognizes with respect to an Award. However, Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid in a year to the company’s principal executive officer, principal financial officer, or any of the company’s three other most highly compensated executive officers who are employed in such role at any time during the year (each, a “covered employee”). Once an individual is a covered employee in a taxable year beginning after December 31, 2016, the individual remains a covered employee, even after termination of employment. While the Committee considers the impact of Section 162(m) of the Code when granting Awards, the Committee reserves the right to grant or approve Awards or compensation that are non-deductible.
Section 409A
Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding taxable year and provides strict rules for elections to defer (if any) and for timing of payouts. If the requirements of Section 409A of the Code are not met, the taxable events described above could apply earlier than described, and could result in the imposition of additional taxes and penalties on the Participant. All awards that comply with the terms of the Restated Plan, however, are intended to be exempt from the application of Section 409A of the Code or meet the requirements of Section 409A of the Code, in order to avoid early taxation and penalties.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE ASTRONICS CORPORATION 2017 LONG TERM INCENTIVE PLAN.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing long-term growth of shareholder value.
The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, cash bonus and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature, (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual cash bonuses, and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s performance and strategic goals.
The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry.
The Company does not have a policy regarding hedging or pledging of Company stock and as such hedging transactions are generally permitted.
Base Salary
The Compensation Committee approves the salaries paid to the Company’s executive officers and, as part of its responsibilities, reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.
Cash Bonus
The Compensation Committee has the authority to award discretionary annual incentive cash bonuses to the Company’s executive officers. Annual incentive bonuses are intended to compensate officers for achieving financial, strategic and operational success. Bonuses are not tied to specific, objective targets such as achieving a particular profit level. The Compensation Committee considers a number of factors in determining bonuses. Factors considered include profitability, sales growth over the most recent three-year period, the performance of the individual in the view of the Compensation Committee, comparisons to external broad-based compensation data provided by a third party for the purpose of obtaining a general understanding of compensation practices of companies of similar size and industry and available information with respect to the aerospace and defense industry. Bonuses are not capped. Bonuses are reviewed and approved by the Compensation Committee. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. In 2020, cash bonuses were suspended as a result of the impact of the COVID-19 pandemic on the Company.
Long-Term Incentives
The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s stock option plans and the Company’s 2017 Long Term Incentive Plan (the “LTIP”) were established to provide certain of the Company’s employees, including its executive officers, with incentives to help align those employees’ interests with the long-term interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards is an important element of achieving

EXECUTIVE COMPENSATION
its compensation goals. The Company’s broad-based Employee Stock Purchase Plan, its stock option plans, and 2017 Long Term Incentive Plan have provided the principal methods for its executive officers to acquire equity or equity-linked interests in the Company. The proposed amendment and restatement of the LTIP to be submitted to a vote of shareholders at the Annual Meeting is consistent with these objectives.
Astronics Corporation 2017 Long Term Incentive Plan
In May 2017, the 2017 Long Term Incentive Plan was approved by shareholders, providing for the grant of 1,757,040 shares of stock-based awards. This amount included 757,040 shares previously available for issuance under the 2005 Director Stock Option Plan and the 2011 Stock Option Plan, plus an additional 1,000,000 shares. The LTIP provides a more flexible framework that permits the development and implementation of a variety of stock-based incentives which enables the Company to base awards on key performance metrics as well as to further align its long-term incentive compensation with peers and shareholder interests. An amendment and restatement of the LTIP will be presented to shareholders for approval at the meeting on May 25, 2021. See discussion under Proposal 3 at page 28 for additional information.
Options
The LTIP authorizes the Company to grant options to purchase shares of common stock to its employees. Prior to approval of the LTIP, the Company issued options to executive officers and key employees under its 2011 Stock Option Plan. No new issuances will be made under the 2011 Stock Option Plan. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the 2017 Long Term Incentive Plan. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves equity awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically straight-line vest 20% per annum based upon continued employment over a 5-year period, and generally expire 10 years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended. No stock options were awarded in 2020.
Restricted Stock Units
In 2020, the Company issued performance-based restricted stock units (“RSUs”) to named executive officers and time-based restricted stock units to key employees. In February 2020, the Company issued performance-based restricted stock units to Messrs. Gundermann, Burney, Kramer, Peabody, Mulato and Kuehn in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 44 below. The performance criteria for issuance of such awards is based on the Company’s average annual Adjusted EBITDA for the period of January 1, 2020 through December 31, 2022. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to gains or losses on sales of businesses, insurance proceeds, legal reserves or settlements, certain asset impairments or unique investments in R&D projects. The target number of RSUs will be earned if the Company’s mathematical average annual Adjusted EBITDA for the performance period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period. The threshold number of RSUs will be earned if the average annual Adjusted EBITDA is less than 10% of the average annual revenue for the performance period. The maximum number of RSUs will be earned if the average annual Adjusted EBITDA is greater than or equal to 15% of the average annual revenue for the performance period. Each RSU will be settled in one share of Common Stock.
Stock Ownership
While the Company does not presently have stock ownership guidelines for executive officers, the Named Executive Officers as a class currently hold 1.6% of the Common Stock and 23.3% of the Class B Stock of the Company. The Company believes this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 53 below. As described on page 23, the Company does require ownership by each member of the Board of Directors.

EXECUTIVE COMPENSATION
Employment Agreements
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney, Kramer and Peabody, as described on page 49 below. In addition, as described in the “Pension Benefits” section beginning on page 47 below, Mr. Gundermann is a participant in the SERP, while Messrs. Burney, Kramer and Peabody are each participants in the SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato. Neither Messrs. Kuehn nor Mulato are participants in the SERP or SERP II.
The Role of Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on May 21, 2020, approximately 88% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in 2020. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s 2017 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.
The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
April 13, 2021	Raymond W. Boushie, Co-Chairman Tonit Calaway, Co-Chairman Warren C. Johnson Robert S. Keane Neil Kim Mark Moran

EXECUTIVE COMPENSATION
Distinguishing “Awarded” Pay from “Reported” Pay
In reviewing executive compensation, it is important to distinguish the reported compensation provided to Named Executive Officers from the compensation that was actually awarded to Named Executive Officers. The Company has provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the Named Executive Officers’ pension benefits as required to be disclosed in the
Summary Compensation Table. This table is not a substitute for the Summary Compensation Table, which appears on the next page.
The table below shows the total compensation required to be reported in the Summary Compensation Table, but excluding any change in pension value.

Name and Principal Position	Year	Salary	Bonuses	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2020	$571,460	—	$200,346	—	$59,410(3)	$831,216
	2019	$560,300	$342,178	$65,970	$799,884	$76,930	$1,845,262
	2018	$549,270	$478,827	$70,633	$531,243	$100,378	$1,730,351

David C. Burney, Executive Vice President – Finance and Chief Financial Officer	2020	$355,550	—	$130,446	—	$41,655(4)	$527,651
	2019	$343,500	$237,272	$39,827	$150,008	$55,929	$826,536
	2018	$331,888	$236,221	$42,856	$128,421	$43,941	$783,327

James S. Kramer, Executive Vice President	2020	$292,932	—	$120,109	—	$33,677(5)	$446,718
	2019	$284,400	$269,596	$33,453	$150,008	$33,219	$770,676
	2018	$278,827	$218,952	$36,014	$107,806	$33,980	$675,579

Michael C. Kuehn,Executive Vice President(6)	2020	$369,342	—	$170,319	—	$14,250(7)	$553,911
	2019	$362,100	$217,260	$88,765	$200,195	$14,000	$882,320

James F. Mulato, Executive Vice President(8)	2020	$348,962	—	$170,319	—	$131,605(9)	$650,886
	2019	$338,800	$426,410	$83,039	$200,195	$43,882	$1,092,326
	2018	$332,194	$163,271	$85,134	$176,674	$49,895	$807,168

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2020	$461,739(10)	—	$130,446	—	$14,250(7)	$606,435
	2019	$373,500	$322,544	$43,932	$150,008	$14,000	$903,984
	2018	$366,231	$337,886	$47,145	$141,706	$14,126	$907,094
(1)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs”) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
Represents personal use of company automobile, club fees and dues, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of company plane of $12,278, gross up for income taxes related to benefits of $15,845 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.

(4)
Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.

(5)	Represents club fees and dues, gross up for income taxes related to benefits of $10,005 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.
(6)	Mr. Kuehn became a Named Executive Officer and Executive Vice President of the Company on January 1, 2019. Mr. Kuehn is not a participant in the SERP or SERP II.
(7)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.
(8)	Mr. Mulato is not a participant in the SERP or SERP II.
(9)
Represents relocation allowance of $67,148, club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits of $25,855 and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company of $14,250.

(10)	Mr. Peabody’s salary was increased in 2020 as a result of his assumption of a new role as President of the Aerospace Segment of the Company.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the years ended December 31, 2020, 2019 and 2018. Such amounts do not reflect actual cash received by the Named Executive Officers in 2020, 2019 or 2018.
Amounts reflected under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” are primarily the result of a decrease from the prior year in the discount rate applied to calculate the present value of such benefits. No payments were made and no changes were made under the SERP or SERP II.
Name and Principal Position	Year	Salary	Bonuses	Stock Awards(1)	Option Awards(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2020	$571,460	—	$200,346	—	$1,953,301	$59,410(4)	$2,784,517
	2019	$560,300	$342,178	$65,970	$799,884	$1,916,098	$76,930	$3,761,360
	2018	$549,270	$478,827	$70,633	$531,243	$—	$100,378	$1,730,351

David C. Burney, Executive Vice President – Finance and Chief Financial Officer	2020	$355,550	—	$130,446	—	$843,997	$41,655(5)	$1,371,648
	2019	$343,500	$237,272	$39,827	$150,008	$952,705	$55,929	$1,779,241
	2018	$331,888	$236,221	$42,856	$128,421	$—	$43,941	$783,327

James S. Kramer, Executive Vice President	2020	$292,932	—	$120,109	—	$648,629	$33,677(6)	$1,095,347
	2019	$284,400	$269,596	$33,453	$150,008	$759,468	$33,219	$1,530,144
	2018	$278,827	$218,952	$36,014	$107,806	$—	$33,980	$675,579

Michael C. Kuehn, Executive Vice President(7)	2020	$369,342	—	$170,319	—	—	$14,250(8)	$553,911
	2019	$362,100	$217,260	$88,765	$200,195	—	$14,000	$882,320

James F. Mulato, Executive Vice President(9)	2020	$348,962	—	$170,319	—	—	$131,605(10)	$650,886
	2019	$338,800	$426,410	$83,039	$200,195	—	$43,882	$1,092,326
	2018	$332,194	$163,271	$85,134	$176,674	—	$49,895	$807,168

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2020	$461,739(11)	—	$130,446	—	$784,914	$14,250(8)	$1,391,349
	2019	$373,500	$322,544	$43,932	$150,008	$895,920	$14,000	$1,799,904
	2018	$366,231	$337,886	$47,145	$141,706	$—	$14,126	$907,094
(1)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs”) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
Represents the annual change in the actuarial present value of accumulated benefits under the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”), not actual payments made to the participant or to an account on his behalf. Changes in the actuarial present value of the plans are due to year over year changes to the actuarial assumptions and service costs and are not the result of modifications to the plans. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy and future wages, and assumes each participant will vest in the benefit and that the plan will continue to exist and pay benefits in the future. The change in the actuarial present value increased significantly from 2019 to 2020 for SERP and SERP II participants because of a change in the applied discount rate of 3.17% to 2.42%.

(4)
Represents personal use of company automobile, club fees and dues, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of company plane of $12,278, gross up for income taxes related to benefits of $15,845 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.

(5)
Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.

(6)	Represents club fees and dues, gross up for income taxes related to benefits of $10,005 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.
(7)	Mr. Kuehn became a Named Executive Officer and Executive Vice President of the Company on January 1, 2019. Mr. Kuehn is not a participant in the SERP or SERP II.
(8)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $14,250.
(9)	Mr. Mulato is not a participant in the SERP or SERP II.
(10)
Represents relocation allowance of $67,148, club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits of $25,855 and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company of $14,250.

(11)	Mr. Peabody’s salary was increased in 2020 as a result of his assumption of a new role as President of the Aerospace Segment of the Company.

EXECUTIVE COMPENSATION
CEO Pay Ratio
In accordance with the final rule issued under Section 953(b) of the Dodd-Frank Act, companies, including Astronics Corporation, are now required to disclose the ratio of the total annual compensation of their CEO to that of their median employee. The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of Astronics Corporation, except the CEO, (ii) the annual total compensation of the CEO, and (iii) the ratio of the amount of the CEO to the amount of the median employee’s annual total compensation of all employees of Astronics Corporation. Because the SEC rules do not mandate a particular approach to determining the median employee, Astronics Corporation has employed the following approach:
Astronics Corporation elected to identify its median employee as of December 31, 2020. The median employee was identified by calculating the total cash compensation granted in 2020 to all employees, excluding the CEO, employed as of
December 31, 2020. The fixed compensation of employees hired during the year or acquired through acquisition was annualized. The ratio disclosed below was calculated using the annual total compensation of Mr. Gundermann and of the median employee for 2020.
As calculated using the methodology required for the Summary Compensation Table, the total annual compensation of Mr. Gundermann was $2,784,517 and the total annual compensation of the median employee was $59,020. This yields a ratio of 47.18 to 1.
If the ratio were calculated based upon “awarded” pay rather than “reported” as described on page 41, the total annual compensation of Mr. Gundermann would have been $831,216 and the total annual compensation of the median employee would remain as $59,020. This would have yielded a ratio of 14.08 to 1, rather than 47.18 to 1.

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2020 to the executives named in the summary compensation table. All RSUs were granted pursuant to the Company’s 2017 Long Term Incentive Plan. No options were granted in 2020.
Name	Grant Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Award	Exercise or Base Price of Option Awards per share	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold (#)	Target (#)	Maximum (#)
Peter J. Gundermann
RSUs	February 28, 2020	7,632	10,175	11,702	—	—	$200,346
David C. Burney
RSUs	February 28, 2020	4,969	6,625	7,619	—	—	$130,446
James S. Kramer
RSUs	February 28, 2020	4,575	6,100	7,015	—	—	$120,109
Michael C. Kuehn
RSUs	February 28, 2020	6,488	8,650	9,948	—	—	$170,319
James F. Mulato
RSUs	February 28, 2020	6,488	8,650	9,948	—	—	$170,319
Mark A. Peabody
RSUs	February 28, 2020	4,969	6,625	7,619	—	—	$130,446
(1)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.
(2)
Represents the potential payout range related to Restricted Stock Units awarded to NEOs, subject to achievement of performance targets. The RSUs are earned based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2020 and ending December 31, 2022. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to gains or losses on sales of businesses, insurance proceeds, legal reserves or settlements, certain asset impairments or unique investments in R&D projects. The target number of RSUs will be issued if the average annual Adjusted EBITDA for the performance period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period.

(3)
Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 16 of the audited financial statements in Form 10-K for the year ended December 31, 2020.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2020:
	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter J. Gundermann, President and Chief Executive Officer	10,700	—	13.59	December 1, 2021			2,076(2)	$70,633
	16,249	—	13.59	December 1, 2021			1,832(3)	$65,970
	18,700	—	9.20	November 29, 2022			10,175(4)	$200,346
	22,254	—	9.20	November 29, 2022
	8,300	—	28.45	December 11, 2023
	6,848	—	28.45	December 11, 2023
	10,100	—	30.83	December 11, 2024
	5,261	—	30.83	December 11, 2024
	13,700	—	27.72	December 3, 2025
	4,418	—	27.72	December 3, 2025
	11,568	2,892	31.76	December 14, 2026
	1,735	434	31.76	December 14, 2026
	15,780	10,520	35.61	December 12, 2027
	2,367	1,578	35.61	December 12, 2027
	13,916	20,874	31.57	December 13, 2028
	12,240	48,960	30.04	December 9, 2029
David C. Burney, Executive Vice President— Finance and Chief Financial Officer	3,600	—	13.59	December 1, 2021			1,259(2)	$42,856
	5,467	—	13.59	December 1, 2021			1,106(3)	$39,827
	6,400	—	9.20	November 29, 2022			6,625(4)	$130,446
	7,616	—	9.20	November 29, 2022
	2,600	—	28.45	December 11, 2023
	2,145	—	28.45	December 11, 2023
	3,150	—	30.83	December 11, 2024
	1,641	—	30.83	December 11, 2024
	4,100	—	27.72	December 3, 2025
	1,322	—	27.72	December 3, 2025
	3,496	874	31.76	December 14, 2026
	525	131	31.76	December 14, 2026
	3,810	2,540	35.61	December 12, 2027
	572	381	35.61	December 12, 2027
	3,364	5,046	31.57	December 13, 2028
	2,720	10,880	30.04	December 9, 2029
James S. Kramer, Executive Vice President	3,200	—	13.59	December 1, 2021			1,058(2)	$36,014
	4,859	—	13.59	December 1, 2021			929(3)	$33,453
	5,700	—	9.20	November 29, 2022			6,100(4)	$120,109
	6,784	—	9.20	November 29, 2022
	2,330	—	28.45	December 11, 2023
	1,923	—	28.45	December 11, 2023
	2,720	—	30.83	December 11, 2024
	1,417	—	30.83	December 11, 2024
	3,500	—	27.72	December 3, 2025
	1,129	—	27.72	December 3, 2025
	2,936	734	31.76	December 14, 2026
	441	110	31.76	December 14, 2026
	3,204	2,136	35.61	December 12, 2027
	481	320	35.61	December 12, 2027
	2,824	4,236	31.57	December 13, 2028
	2,720	10,880	30.04	December 9, 2029

EXECUTIVE COMPENSATION
	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael C. Kuehn, Executive Vice President	4,830	3,220	35.61	December 12, 2027			2,465(3)	$88,765
	725	483	35.61	December 12, 2027			8,650(4)	$170,319
	4,944	7,416	31.57	December 13, 2028
	3,630	14,520	30.04	December 9, 2029
James F Mulato, Executive Vice President	2,400	—	$34.75	March 31, 2024			2,501(2)	$85,134
	1,980	—	34.75	March 31, 2024			2,306(3)	$83,039
	3,300	—	30.83	December 11, 2024			8,650(4)	$170,319
	1,719	—	30.83	December 11, 2024
	4,300	—	27.72	December 3, 2025
	1,387	—	27.72	December 3, 2025
	5,248	1,312	31.76	December 14, 2026
	787	197	31.76	December 14, 2026
	4,770	3,180	35.61	December 12, 2027
	716	477	35.61	December 12, 2027
	4,628	6,942	31.57	December 13, 2028
	3,630	14,520	30.04	December 9, 2029
Mark A. Peabody, Executive Vice President	4,300	—	13.59	December 1, 2021			1,385(2)	$47,145
	6,530	—	13.59	December 1, 2021			1,220(3)	$43,932
	7,400	—	9.20	November 29, 2022			6,625(4)	$130,446
	8,807	—	9.20	November 29, 2022
	2,990	—	28.45	December 11, 2023
	2,467	—	28.45	December 11, 2023
	3,470	—	30.83	December 11, 2024
	1,807	—	30.83	December 11, 2024
	4,500	—	27.72	December 3, 2025
	1,451	—	27.72	December 3, 2025
	3,856	964	31.76	December 14, 2026
	578	145	31.76	December 14, 2026
	4,206	2,804	35.61	December 12, 2027
	631	421	35.61	December 12, 2027
	3,712	5,568	31.57	December 13, 2028
	2,720	10,880	30.04	December 9, 2029
(1)	All options straight line vest (20% per year) over five years and expire ten years from the date of grant.
(2)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be adjusted based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2018 and ending December 31, 2020. All RSUs cliff vest on December 31, 2020.

(3)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be adjusted based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2019 and ending December 31, 2021. All RSUs cliff vest on December 31, 2021.

(4)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be adjusted based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2020 and ending December 31, 2022. All RSUs cliff vest on December 31, 2022.

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2020:
	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Peter J. Gundermann, President and Chief Executive Officer	40,725	$62,757
David C. Burney, Executive Vice President – Finance and Chief Financial Officer	13,852	$60,118
James S. Kramer, Executive Vice President	12,051	$59,773
Michael C. Kuehn, Executive Vice President	—	—
James F. Mulato, Executive Vice President.	—	—
Mark A. Peabody, Executive Vice President	18,008	$83,197
Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Peter J. Gundermann, President and Chief Executive Officer	Astronics Corporation Supplemental Retirement Plan (SERP)	33	$11,658,125	—
	SERP-Retiree Medical, Dental and Long-Term Care	33	$ 507,196	—
David C. Burney, Executive Vice President – Finance and Chief Financial Officer	Astronics Corporation Supplemental Retirement Plan II (SERP II)	24	$5,254,196	—

James S. Kramer, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	32	$4,168,070	—

Michael C. Kuehn, Executive Vice President	—	—	—	—

James F. Mulato, Executive Vice President	—	—	—	—

Mark A. Peabody, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	15	$5,370,884	—
The Company has two non-qualified supplemental retirement defined benefit plans for certain executives - the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”).
The SERP targets a retirement benefit based on 65% of the average of the highest consecutive three-year cash compensation, less a participant’s primary Social Security benefit at age 65 and the actuarially determined value of certain contributions made by Astronics to its tax-qualified defined contribution plan on behalf of the participant. The plan is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2020, Peter J. Gundermann was the only non-retired participant in the SERP.
SERP II was adopted in March 2012. The SERP II targets a retirement benefit based on 50% of the average of the highest

EXECUTIVE COMPENSATION
consecutive three-year cash compensation. SERP II is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, the SERP II benefits are generally payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2020, David C. Burney, James S. Kramer and Mark A. Peabody were the only participants in the SERP II.
The assumptions used to calculate the benefit obligation for the SERP and SERP II are: discount rate 2.42%, future average compensation increases of 0% for 2020-2021 and 2.00% thereafter. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.
The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: discount rate 2.42%, future average healthcare benefit increases to 4.00% for 2021 and then gradually increasing to 4.42% in 2070. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service or until age 60 or later with a combined total of age and years of service equal to 90.
For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP and SERP II. The amounts presented with respect to the SERP are subject to reduction for Social Security benefits and for-profit sharing benefits earned under the Company’s Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP) TABLE
	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
500,000	250,000	275,000	300,000	325,000	325,000
700,000	350,000	385,000	420,000	455,000	455,000
900,000	450,000	495,000	540,000	585,000	585,000
1,100,000	550,000	605,000	660,000	715,000	715,000
1,300,000	650,000	715,000	780,000	845,000	845,000
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP II) TABLE
	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
300,000	105,000	120,000	135,000	150,000	150,000
400,000	140,000	160,000	180,000	200,000	200,000
450,000	157,500	180,000	202,500	225,000	225,000
500,000	175,000	200,000	225,000	250,000	250,000
600,000	210,000	240,000	270,000	300,000	300,000
700,000	245,000	280,000	315,000	350,000	350,000
800,000	280,000	320,000	360,000	400,000	400,000
Non-Qualified Deferred Compensation
The Company does not have any non–qualified defined contribution or other plan that provides for the deferral of compensation.

EXECUTIVE COMPENSATION
Other Potential Post-Employment Payments
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney, Kramer and Peabody. In addition, as described in the “Pension Benefits” section beginning on page 47 above, Mr. Gundermann is a participant in the SERP while Messrs.
Burney, Kramer, and Peabody are each participants in SERP II. The Company has not entered into an Employment Termination Benefit Agreement with Mr. Kuehn or Mr. Mulato. Neither Messrs. Kuehn nor Mulato is a participant in either the SERP or SERP II.
Employment Termination Benefits Agreements
In the event Mr. Gundermann’s employment is terminated within two years following a “Change of Control”, he would be entitled to (i) salary continuation for two years in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for two years of health, life and disability insurance coverage, (iii) continued use for two years of automobile or reimbursement of automobile expenses, (iv) continued club membership dues for two years, and (v) vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Gundermann may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreement with Mr. Gundermann does not entitle him to any additional benefits upon a termination of employment in any other circumstances.
For purposes of the Employment Termination Benefits Agreements, a “Change of Control” generally means the transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock and Class B Stock of the Company possessing 25% or more of the total combined voting power of all the Company’s Common Stock and Class B Stock.
In the event Messrs. Burney, Kramer or Peabody’s employment terminates within two years following a Change of Control, each executive would be entitled to (i) salary continuation for one year in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for one year of health life and disability insurance coverage, (iii) continued use for one year of automobile or reimbursement of automobile expenses, (iv) continued club membership dues for one year, and (v) vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that each executive may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreements do not entitle the executives to any additional benefits upon a termination of employment in any other circumstances. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato.
In the case of an executive’s termination within two years following a Change of Control, each of the Employment Termination Benefits Agreements condition benefits on an executive refraining from competing with the Company during the period benefits are payable to him. If an executive violates the noncompetition covenant, benefits are suspended during the period the executive is in violation of the noncompetition covenant.
In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments and the amount thereof, has been determined by the Company on a case-by-case basis.
SERP & SERP II
Mr. Gundermann is a participant in the SERP. Under the terms of the SERP, eligible participants with at least 10 years of continuous service with the Company become 100% vested in and eligible for benefits in the event of an Involuntary Termination (as described below) or a termination upon a Change of Control (as described below). A participant who terminates employment on account of death or Disability (as defined in the Company’s tax-qualified defined contribution plan) will also become 100% vested in and eligible for benefits under the SERP. Upon a separation of service due to Involuntary Termination, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based upon his or her highest consecutive three-year average cash compensation paid prior to termination of employment. Upon a separation from service due to a termination upon a Change of Control, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit determined based on the participant’s years of service as of the termination date and using the greater of (A) the highest consecutive three-year average cash compensation paid prior to the Change of Control, or (B) the average of the highest consecutive three-year average cash compensation paid prior to termination of employment. In all cases, the supplemental benefit is subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.

EXECUTIVE COMPENSATION
During the period a participant or his spouse is receiving SERP benefits, the participant and his spouse are entitled to continuing medical, dental and long-term care coverage under the corresponding plan made available to the Company’s current officers (or an equivalent arrangement).
Under the terms of the SERP, benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when SERP benefits are paid as a monthly life annuity or, if a participant is married, as a joint and 100% survivor annuity. Accordingly, if Mr. Gundermann’s employment had terminated on December 31, 2020, any vested SERP benefits would not commence until Mr. Gundermann’s attainment of age 60. If Mr. Gundermann’s employment were to terminate on account of his death, his surviving spouse, if any, would be entitled to a monthly survivor annuity for the remainder of the spouse’s lifetime in the same monthly amount that would have been paid to Mr. Gundermann. The actuarially estimated present value of continued medical, dental, and long-term care coverage is $507,196.
Messrs. Burney, Kramer and Peabody are participants in SERP II. The SERP II benefits generally are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. However, if a participant’s employment terminates on account of his or her death or Disability (as defined in the Company’s qualified 401(k) retirement plan), the participant becomes 100% vested in his or her SERP II benefit. In the event of a 409A Change in Control Event, a participant with at least ten years of continuous service becomes 100% vested in his or her SERP II benefit. Furthermore, in the event of a participant’s Involuntary Termination or a Termination on a Change of Control, a participant with at least 10 years of continuous service will become 100% vested in his or her SERP II benefit.
In general, SERP II benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when a participant’s SERP II benefit is paid to him or his surviving spouse as a monthly life annuity. However, SERP II provides that upon the occurrence of a 409A Change in Control Event (as described below) a participant with at least 10 years of consecutive service with the Company will be entitled to a lump sum payment of the present value of his or her supplemental benefit determined as of the date of the 409A Change in Control Event. For a participant who has not yet commenced payment of his or her supplemental benefit, the supplemental benefit will be determined based on the participant’s years of service as of the 409A Change in Control Event and using the average of the highest consecutive three-year cash compensation paid prior to the 409A Change in Control Event, instead of the average for the pay paid prior to retirement. A participant who has already commenced receiving payment of the supplemental benefit at the time of the 409A Change in Control Event will be entitled to a lump sum payment of the present value of the remaining supplemental benefit determined as of the 409A Change in Control Event.
Except in the case of a Termination on a Change of Control, both SERP and SERP II benefits are contingent on a participant not competing with the Company for the longer of three years after retirement or attainment of age 65. If a participant violates the noncompetition covenant, benefits are suspended during the period the participant is in violation of noncompetition covenant.
For purposes of the SERP and SERP II, (i) a “Change of Control” means the transfer, in one or more transactions extending over a period of not more than 24 months, of common stock of the Company possessing 25% or more of the total voting power of all shares of common stock, where a transfer shall be deemed to occur if shares of common stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such common stock and (ii) an “Involuntary Termination” means a termination of a participant’s employment relationship with the Company, other than for death, disability, retirement, or cause, (A) by or at the instigation of the Company, or (B) by or at the instigation of the participant where the participant’s compensation has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s officers generally.
For purposes of SERP II, a “409A Change in Control Event” means the occurrence of one of the following events constituting a “change in control event” within the meaning of Code Section 409A:
(i)
Any one person, or more than one person acting as a group (“Group”), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than 80% of the total fair market value or total voting power of the Company’s stock. If any one person or Group is considered to own more than 80% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group does not cause a change in ownership; or

(ii)
A majority of the members of the Company’s Board of Directors is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Directors before the date of the appointment or election.

EXECUTIVE COMPENSATION
The following table shows potential payments to Messrs. Gundermann, Burney, Kramer and Peabody under the Employment Termination Benefits Agreements, SERP and SERP II upon death, disability, involuntary termination, involuntary termination following a Change of Control, occurrence of a 409A Change in Control Event, and termination following a 409A Change in Control Event. The amounts shown assume that the termination was effective December 31, 2020, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of a participant’s termination.
Name	Type of Payment	Death	Disability	Involuntary Termination	Termination on Change of Control	409A Change in Control Event	Termination on 409A Change in Control Event
Peter J. Gundermann	Salary Continuation(1)	—	—	—	$1,142,920	—	$1,142,920
	Insurance Coverage(2)	—	—	—	$45,000	—	$45,000
	Club Membership(3)	—	—	—	$13,800	—	$13,800
	Automobile(3)	—	—	—	$42,000	—	$42,000
	Vesting of Equity Awards(4)	—	—	—	—	—	—
	SERP Benefit(5)	$8,966,000	$14,373,000	$8,879,000	$10,025,000	—	$—
	Total	$8,966,000	$14,373,000	$8,879,000	$11,268,720	—	$1,243,720
David C. Burney	Salary Continuation(1)	—	—	—	$355,550	—	$355,550
	Insurance Coverage(2)	—	—	—	$23,000	—	$23,000
	Club Membership(3)	—	—	—	$9,341	—	$9,341
	Automobile(3)	—	—	—	$6,500	—	$6,500
	Vesting of Equity Awards(4)	—	—	—	—	—	—
	SERP II Benefit(5)	$4,082,000	$6,589,000	$4,082,000	$4,639,000	$6,496,000	$6,496,000
	Total	$4,082,000	$6,589,000	$4,082,000	$5,033,391	$6,496,000	$6,890,391
James S. Kramer	Salary Continuation(1)	—	—	—	$292,932	—	$292,932
	Insurance Coverage(2)	—	—	—	$23,000	—	$23,000
	Club Membership(3)	—	—	—	$9,422	—	$9,422
	Automobile(3)	—	—	—	—	—	—
	Vesting of Equity Awards(4)	—	—	—	—	—	—
	SERP II Benefit(5)	$3,065,000	$5,111,000	$3,005,000	$3,578,000	$5,453,000	$5,453,000
	Total	$3,065,000	$5,111,000	$3,005,000	$3,903,354	$5,453,000	$5,778,354
Mark A. Peabody	Salary Continuation(1)	—	—	—	$480,970	—	$480,970
	Insurance Coverage(2)	—	—	—	$28,000	—	$28,000
	Club Membership(3)	—	—	—	—	—	—
	Automobile(3)	—	—	—	—	—	—
	Vesting of Equity Awards(4)	—	—	—	—	—	—
	SERP II Benefit(5)	$5,097,000	$6,673,000	$5,083,000	$5,484,000	$6,240,000	$6,240,000
	Total	$5,097,000	$6,673,000	$5,083,000	$5,992,970	$6,240,000	$6,748,970
(1)	Salary continuation under a termination on a change of control would be two years for Mr. Gundermann and one year for each of Messrs. Burney, Kramer, Kuehn, Mulato and Peabody.
(2)	For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal year 2020 are reflected.
(3)	For purposes of determining other perquisites, the amount paid in 2020 for club dues and auto expenses are reflected.
(4)
This is the value of outstanding, unvested stock options and restricted stock units at December 31, 2020. The value was determined using December 31, 2020 Common Stock market price. The value of unvested stock options was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option. The value of unvested stock options was $0 at December 31, 2020 as the stock price was lower than the exercise price of all unvested options at such date.

(5)
Pursuant to the terms of SERP and SERP II, participants become vested in and eligible for benefits in the event of a participant’s death or termination of employment due to Disability, and those participants with at least 10 years of service will become vested in and eligible for benefits in the event of an involuntary termination without cause and a termination on Change of Control. Participants in SERP II become vested in and eligible for benefits in the event of a 409A Change in Control Event. The SERP does not provide for vesting upon a 409A Change in Control Event. All amounts represent the actuarially estimated present value of future benefits, SERP II benefits upon a 409A Change in Control Event are payable in a lump sum. All other SERP and SERP II benefits are payable in equal monthly installments over the life of the executive or the life of the surviving spouse.

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2020.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,691,043(2)	$15.93	2,299,053

Equity compensation plans not approved by security holders	—	—	—
Total	1,691,043	$15.93	2,299,053
(1)
The weighted average exercise price is calculated based solely on the exercise price of outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	This number includes 237,698 shares subject to outstanding RSU awards, with the number of outstanding performance-based RSUs calculated at 100% of the target number of shares subject to each award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of April 3, 2021 (an asterisk indicates less than 1% beneficial ownership of the class):
	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage
Raymond W. Boushie(2)	41,199	*	22,535	*
Robert T. Brady(3)	76,063	*	190,287	2.8%
David C. Burney(4)	72,635	*	211,121	3.1%
Tonit Calaway	5,600	*	—	—
Jeffry D. Frisby(5)	19,922	*	1,200	*
Peter J. Gundermann(6)	138,367	*	764,122	11.1%
Warren C. Johnson(7)	15,822	*	1,200	*
Robert S. Keane(8)	98,526	*	655,685	9.6%
Neil Kim(9)	15,822	*	1,200	*
James S. Kramer(10)	79,650	*	420,133	6.1%
Michael C. Kuehn(11)	13,404	*	725	*
Mark Moran	7,822	*	—	—
James F. Mulato(12)	34,720	*	7,816	*
Mark A. Peabody(13)	62,907	*	220,766	3.2%
BlackRock, Inc.(14) 55 East 52nd Street New York, NY 10055	2,083,007	8.7%	—	—
Patricia Dowden(15) 4 Goddu Ave. Winchester, MA 01890	—	—	450,481	6.4%
All directors and executive officers as a group (14 persons)(16)	682,459	2.8%	2,496,790	36.0%
(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.
(2)	Includes 23,000 shares of Common Stock and 13,829 shares of Class B Stock subject to options exercisable within 60 days.
(3)
Includes 23,000 shares of Common Stock and 13,829 shares of Class B Stock subject to options exercisable within 60 days. Includes 120,000 shares of Class B Common Stock pledged as security on a secured line of credit at M&T Bank. There are no amounts currently drawn on the line of credit.

(4)	Includes 33,240 shares of Common Stock and 19,288 shares of Class B Stock subject to options exercisable within 60 days.
(5)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(6)	Includes 115,004 shares of Common Stock and 59,132 shares of Class B Stock subject to options exercisable within 60 days.
(7)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(8)
Mr. Robert Keane does not have any options to purchase shares of Common Stock or Class B Stock in his name individually. Includes 44,726 shares of Common Stock and 448,199 shares of Class B Stock held by Boston & Saranac LLC, which is 100% owned by a trust whose beneficiaries are Mr. Robert Keane and his spouse. Includes 44,200 shares of Common Stock and 206,886 shares of Class B Stock held by the EAK & KRK Trust U/A/D 10-15-97 FBO Elizabeth A. Keane. Mr. Robert Keane’s proportionate interest in the trust is below 25%. Includes 4,000 shares of Common Stock and 600 shares of Class B Stock subject to options exercisable within 60 days held by The Estate of Kevin T. Keane, the father of Mr. Robert Keane.

(9)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(10)	Includes 29,134 shares of Common Stock and 17,033 shares of Class B Stock subject to options exercisable within 60 days.
(11)	Includes 13,404 shares of Common Stock and 725 shares of Class B Stock subject to options exercisable within 60 days.
(12)
Includes 28,276 shares of Common Stock and 6,589 shares of Class B Stock subject to options exercisable within 60 days, and 100 shares of Common Stock and 32 shares of Class B Stock owned by Mr. Mulato’s spouse.

(13)	Includes 37,154 shares of Common Stock and 22,272 shares of Class B Stock subject to options exercisable within 60 days.
(14)
BlackRock, Inc. reports having sole voting power for 1,978,741 shares of Common Stock, no shared voting power and sole dispositive power for 2,083,007 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on January 29, 2021.

(15)
Patricia Dowden is the sister of Mr. Robert Keane. Ms. Dowden reports having sole voting power and sole dispositive power for 450,481 shares of Class B Common Stock and no shared voting power. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on August 25, 2020. Includes 448,200 shares of Class B Stock held by Delphinium LLC, a Delaware limited liability company, of which Ms. Dowden serves as the managing member, and 2,281 shares of Class B Stock held in trust for the benefit of Ms. Dowden.

(16)	Includes 330,212 shares of Common Stock and 156,897 shares of Class B Stock subject to options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval.
PROPOSALS OF SHAREHOLDERS FOR 2022 ANNUAL MEETING
To be considered for inclusion in the proxy materials for the 2022 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 14, 2021.
If a shareholder wishes to present a proposal at the Company’s 2022 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2022 Annual Meeting of Shareholders, such notice must be received not later than March 26, 2022 and not earlier than February 24, 2022. The Company’s by-laws set out specific requirements that such written notices must satisfy.

OTHER BUSINESS
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.
The Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on Tuesday, May 25, 2021 has been mailed to shareholders. Copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, are available at http://materials.proxyvote.com/046433 or by telephone at 1-800-579-1639.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON APRIL 5, 2021, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052. THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED IN THE INVESTOR RELATIONS SECTION OF THE COMPANY’S WEBSITE: www.astronics.com.
By Order of the Board of Directors

Julie M. Davis, Secretary
East Aurora, New York
Dated: April 13, 2021

EXHIBIT A
ASTRONICS CORPORATION
AMENDED AND RESTATED
2017 LONG TERM INCENTIVE PLAN

ASTRONICS CORPORATION
AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN
Astronics Corporation, a New York corporation (“Astronics” and together with its Subsidiaries, the “Company”), hereby adopts the following Amended and Restated 2017 Long Term Incentive Plan (the “Restatement” which amends and restates the terms of the Company’s 2017 Long Term Incentive Plan, as amended, that was previously in effect (the “Plan”) effective as set forth in Section 29.
1.	PREAMBLE
The Plan is intended to promote the interests of the Company and its shareholders by providing officers, other employees, and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a meaningful, significant and growing proprietary interest in Astronics, while aligning the interests of key employees and management with those of the shareholders.
This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.
2.	DEFINITIONS
As used in the Plan, the following definitions apply to the terms indicated below:
(a)	“AWARD” means an Option, SAR, share of Restricted Stock, Restricted Stock Unit, or Stock Bonus granted under the terms of the Plan.
(b)
“AWARD AGREEMENT” means the written or electronic document approved by the Committee that evidences an Award and sets forth its terms and conditions. The Committee may require an Award Agreement to be executed or acknowledged by a Participant as a condition to receiving an Award or the benefits under an Award.

(c)	“BOARD OF DIRECTORS” or “BOARD” means the Board of Directors of Astronics.
(d)
“CAUSE” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (iii) negligence or misconduct in the performance of the Participant’s duties, or (iv) material breach of the Participant’s obligations under any agreement or arrangement with the Company or any of its affiliates (including under the terms of any loan made to the Participant).

(e)	“CHANGE IN CONTROL” means:
(1)
One person (or more than one person acting as a group) acquires ownership of Company Stock that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Company Stock;

(2)
One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(3)
A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(4)
One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

In addition, notwithstanding anything in the Plan to the contrary, to the extent an amount forming all or a portion of an Award represents deferred compensation under Section 409A of the Code that becomes payable upon the occurrence of a Change in Control, a “Change in Control” will not be considered to have occurred unless the event constitutes a change in control event under Section 409A of the Code.
(f)	“CLASS B COMMON STOCK” means the Class B Common Stock, par value $.01 per share of Astronics.
(g)	“CODE” means the Internal Revenue Code of 1986, as amended.
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(h)
“COMMITTEE” means the Compensation Committee of the Board of Directors or such other committee as the Board may appoint from time to time to administer the Plan. The Committee will at all times consist of two or more persons, each of whom is a member of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3, members of the Committee (or any subcommittee) will consist solely of “non-employee directors” within the meaning of Rule 16b-3.

(i)	“COMMON STOCK” means the Common Stock, par value $.01 per share of Astronics.
(j)	“COMPANY STOCK” or “STOCK” means the Common Stock or Class B Common Stock of Astronics.
(k)	“DISABILITY,” unless otherwise provided in an Award Agreement, means
(1)
with respect to a Participant who is a party to a written employment agreement with the Company that contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or

(2)
in all other cases, means a Participant’s inability to substantially perform his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (i) for a continuous period of 180 days, or for one or more periods aggregating 180 days in any 12-month period; (ii) at such time as the Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (iii) at such earlier time as the Participant or the Company submits medical evidence, in the form of a physician’s certification, that the Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent the Participant from substantially performing his or her duties for 180 days or longer.

(l)	“DIVIDEND EQUIVALENTS” means a right granted to a Participant under Section 9 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
(m)
“EFFECTIVE DATE” means, if the Plan is approved by a majority of the votes cast by the Company’s shareholders at its 2017 annual meeting, the date of its approval by the Company’s shareholders at the 2017 annual meeting. No Awards will be made under the Plan unless shareholder approval is obtained.

(n)	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.
(o)	“FAIR MARKET VALUE” means:
(1)
If the Company Stock is listed for trading on a national securities exchange, Fair Market Value of the Company Stock means the closing price per share of the Stock on the exchange on the last trading day immediately preceding the grant date.

(2)
If the Company Stock is not listed for trading on a national securities exchange, the Fair Market Value of the Stock means the market price per share of the Stock as determined in good faith by the Board, using the reasonable application of a reasonable valuation method within the meaning of Code Section 409A, based on all available information material to the value of the Company at such time, or if applicable, the value as determined by an independent appraiser selected by the Board.

(3)
If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value of the Company Stock on that day means the Fair Market Value as of the immediately preceding day on which the markets were open.

In any event, the Fair Market Value will be determined in accordance with the valuation requirements of the Treasury Regulations to Code Section 409A.
(p)	“GOOD REASON” means the existence, without a Participant’s consent, of one or more of the following conditions:
(1)	a material reduction in the Participant’s annual base salary; or
(2)	a material demotion or reduction in the Participant’s responsibilities or authority.
No event or condition described in this Section 2(p) will constitute Good Reason unless (i) the Participant, within 90 days of the initial event or condition giving rise to the claim of Good Reason, gives the Company written notice of the Participant’s objection to the event or condition, and (ii) the event or condition is not corrected by the Company within 30 days after receipt of notice.
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(q)	“INCENTIVE STOCK OPTION” means an Option that is an “incentive stock option” within the meaning of Code Section 422.
(r)	“ISSUE DATE” means the date established by the Committee on which certificates representing shares of Restricted Stock will be issued by the Company under Section 8(e).
(s)	“NON-QUALIFIED STOCK OPTION” means an Option that is not an Incentive Stock Option.
(t)	“OPTION” means an option to purchase shares of Company Stock granted under Section 7.
(u)	“PARTICIPANT” means an officer or other employee of the Company or a non-employee director of Astronics to whom an Award is granted under the Plan.
(v)
“PERFORMANCE CRITERIA” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Goals for a Participant for a Performance Period. The Performance Criteria may differ as to type of Award and from one Performance Period to another. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation or amortization), economic value-added (as determined by the Committee), total shareholder return, sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, customer orders, development or certification of products, quality, delivery, safety, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

(w)
“PERFORMANCE GOALS” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, segment, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or (3) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. In establishing Performance Goals, the Committee may exclude the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, other unusual or nonrecurring items, asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements. The Committee may, in its discretion, classify Participants into as many groups as it determines, and, as to any Participant, relate the Participant’s Performance Goals partially or entirely to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or division or new venture of the Company.

(x)
“PERFORMANCE PERIOD” means the one or more periods of time, which may be of varying or overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to exercise, vest in, or otherwise receive payment in respect of, an Award.

(y)	“RESTRICTED STOCK” means shares of Company Stock granted under Section 8 that are subject to the restrictions set forth in Section 8(c).
(z)	“RESTRICTED STOCK UNIT” or “RSU” means the right to receive a share of Company Stock that is granted under Section 9.
(aa)	“RULE 16B-3” means the rule designated as such under the Exchange Act.
(bb)	“SAR” means a stock appreciation right granted under Section 7.
(cc)	“STOCK BONUS” means a bonus payable in shares of Company Stock under Section 10.
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(dd)
“SUBSIDIARY” means any corporation or other entity in which, at the time of reference, Astronics owns, directly or indirectly, stock or similar interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.

(ee)	“VESTING DATE” means the date or dates established by the Committee on which all or a portion of an Award may vest.
3.	STOCK SUBJECT TO THE PLAN
(a)
Shares Available for Awards. As of the Restatement Effective Date, the total number of shares of Company Stock with respect to which Awards may be granted under the Plan may not exceed 3,144,774 shares. Shares of Company Stock issued by Astronics in respect of an Award may be from authorized, but unissued Company Stock or authorized and issued Company Stock held in Astronics’ treasury or acquired by Astronics through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Astronics, or any of Astronics’ affiliated benefit or welfare plans.

(b)
Individual Limitations. On and after the Restatement Effective Date, the total number of shares of Company Stock subject to Options or SARs that may be awarded to any one employee during any fiscal year of the Company may not exceed 200,000 shares. The total number of shares of Company Stock subject to Awards granted to any one non-employee director during any fiscal year of the Company may not exceed 25,000 shares.

(c)
Adjustment for Change in Capitalization. In the event of changes in the outstanding Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock distribution, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the individual limitations under Section 3(b) and the maximum number of shares of Company Stock that may be granted under the Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Company Stock or other consideration to the extent necessary to preserve the economic intent of the Plan and any outstanding Awards. In the case of adjustments made pursuant to this Section 3(c), unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 3(c) will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 3(c) will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 3(c) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(d)
Re-Use of Shares. To the extent that an Award terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an Award is settled by payment of cash, any shares of Company Stock subject to the Award will again be available for the grant of an Award under the Plan. To the extent permitted by applicable law or any stock exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired by Astronics or any Subsidiary will not be counted against shares of Company Stock available for grant under this Plan. Dividend Equivalents payable in cash will not be counted against the shares available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.

(e)
No Repricing. Unless the approval of the shareholders has been obtained, the Committee will not amend or replace previously awarded Stock Options or SARs or otherwise take any action that constitutes a “repricing” of any Stock Option or SAR Award under the Plan. For this purpose, a “repricing” means: (a) amending the terms of a Stock Option or SAR in a manner that has the effect of reducing its exercise price; (b) any other action that is treated as a repricing under generally accepted accounting principles or the rules of the securities exchange or automated quotation system on which the shares of Company Stock are listed, quoted or traded; or (c) canceling a Stock Option or SAR Award at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Company Stock, in exchange for another Award or other equity or cash, unless the cancellation and exchange occurs in connection with

4

a merger, acquisition, spin-off, or other similar corporate transaction. Notwithstanding the foregoing, adjustments to Awards under Section 3(c) will not be deemed “repricings”.
(f)
No Reloading. No Option or SAR may provide for the automatic grant of replacement or reload Options or SARs upon the Participant exercising the Option or SAR and paying the Exercise Price by tendering shares of Company Stock, net exercise or otherwise. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

4.	ADMINISTRATION OF THE PLAN
The Plan will be administered by the Committee, which will from time to time designate the persons who will be granted Awards and the amount, type and other features of each Award.
The Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award issued under it; to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate; and to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act. The Committee will determine whether an authorized leave of absence or absence due to military or government service will constitute termination of employment. Decisions of the Committee will be final and binding on all parties. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis.
The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of service, or otherwise adjust any of the terms of the Option or SAR, or (c) accelerate the Vesting Date or Issue Date, or waive any condition imposed under the Plan with respect to any share of Restricted Stock or RSU, or otherwise adjust any of the terms applicable to an Award.
No member of the Committee will be liable for any action, omission or determination relating to the Plan, and, to the maximum extent allowed by applicable law, the Company will indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by the member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.	ELIGIBILITY
The persons who are eligible to receive Awards under the Plan are those officers and employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees) and non-employee directors of Astronics as the Committee designates from time to time.
6.	AWARDS UNDER THE PLAN; AWARD AGREEMENTS
The Committee may grant Awards in such amounts and with such terms and conditions as the Committee so determines, subject to the provisions of the Plan. Each Award Agreement will designate whether the Award is being made with respect to Common Stock, Class B Common Stock, or part Common Stock and Part Class B Common Stock.
Each Award granted under the Plan (except an unconditional Stock Bonus) will be evidenced by an Award Agreement that contains such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the Award is subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
7.	OPTIONS AND STOCK APPRECIATION RIGHTS
(a)
Identification of Options. Each Option will be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

(b)
Exercise Price. The exercise price per share of an Option or SAR will be determined by the Committee at the time of grant, but will in no event be less than the Fair Market Value of a share of the Company Stock subject to the Option or SAR on the date of grant.

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(c)	Terms and Exercise of Options and SARs.
(1)
The applicable Award Agreement will provide the date or dates on which an Option or a SAR becomes vested and exercisable and the expiration date of the Option or SAR. The term of an Option or SAR may not exceed ten years from the date of grant.

(2)
On the grant of an Option or SAR, the Committee may impose such restrictions or conditions to the vesting and exercisability of the Option or SAR as it, in its absolute discretion, deems appropriate, including that one or more Performance Goals be achieved for a Performance Period. Any Option or SAR awarded to a Participant other than a non-employee director that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) may not vest more quickly than ratably over three years from the date of grant. Any Option or SAR awarded to a non-employee director that vests solely on the basis of the passage of time may not vest sooner than six months from the date of grant. Notwithstanding anything contained in this Section 7(c)(2) to the contrary, the Option or SAR may vest sooner under any of the following circumstances, as more specifically set forth in the applicable Award Agreement: (1) the Participant’s death; (2) the Participant’s Disability; (3) the Participant’s “retirement” as defined in the Award Agreement; (4) the Participant’s termination of employment with the Company due to workforce reduction, job elimination or divestiture, as determined by the Committee; (5) a Change in Control consistent with the provisions of Section 11; or (6) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company.

(3)
An Option or SARs Award may be exercised for all or any portion of the shares as to which it is exercisable, except that an Option must be exercised with respect to at least 25 shares of Company Stock and a SAR Award must be exercised for at least 100 SARs (unless the exercise is for the entire remaining vested portion of the Award). The partial exercise of an Option or SAR Award will not cause the expiration, termination or cancellation of the remaining portion.

(4)
Unless the Committee determines otherwise, an Option or SAR must be exercised by delivering written notice signed by the Participant (or notice through another previously approved method, which could include a web-based or e-mail system) to the Company’s principal office, to the attention of Chief Financial Officer (or the Chief Financial Officer’s designee) no more than ten business days in advance of the effective date of the proposed exercise. The notice must specify the number of shares of Company Stock with respect to which the Option or SARs Award is being exercised and the effective date of the proposed exercise. If notice is provided in advance, the business day specified as the exercise date in the notice will be deemed the exercise date. If the exercise date is intended to be the same as the notice date, the notice must be received before the official close of the national securities exchange market on which the shares are primarily traded. If notice is received after the official close of the national securities exchange for the date specified as the exercise date, the following business day will be deemed the exercise date.

(5)
The exercise of SARs with respect to any number of shares of Company Stock entitles a Participant to receive shares of Company Stock equal in value to: the number of SARs exercised, multiplied by the excess of (i) the Fair Market Value of a share of the Company Stock subject to the SAR on the exercise date, over (ii) the exercise price of the SAR. This calculated value will be divided by the Fair Market Value of a share of the Company Stock subject to the SAR on the exercise date to determine the number of shares of Company Stock that the Participant will receive on exercise, subject to any withholding of shares in accordance with Section 17. Fractional share amounts will be settled in cash. The shares payable in settlement of an Award of SARs will be issued in the name of the Participant or other person entitled to receive the shares, and delivered (either electronically or physically) to the Participant or other person as soon as practicable will be following the date on which the SARs are exercised.

(6)
The exercise price of Company Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (i) by delivery to the Company of other Company Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Company Stock that have an aggregate Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Company Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Company Stock

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(a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Company Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Company Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Company Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Company Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
(7)
Certificates for shares of Company Stock purchased upon the exercise of an Option will be issued in the name of the Participant or other person entitled to receive the shares, and delivered (either electronically or physically) to the Participant or other person as soon as practicable following the effective date on which the Option is exercised. However, the shares may still be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 14.

(d)	Limitations on Incentive Stock Options.
(1)	Incentive Stock Options may be granted only to employees of Astronics or any “subsidiary corporation” of Astronics (within the meaning of Code Section 424(f) and applicable regulations).
(2)
To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Astronics (or any “subsidiary corporation” within the meaning of Code Section 424) exceeds $100,000, or such higher value as may be permitted under Code Section 422, the Options or portion thereof which exceeds such limit (according to the order in which they were granted) will be treated as Non-Qualified Stock Options. Fair Market Value will be determined as of the date on which each Incentive Stock Option is granted.

(3)
No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, that individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Astronics (or any “subsidiary corporation” within the meaning of Code Section 424), unless (i) the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time the Incentive Stock Option is granted and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

(4)	As of the Restatement Effective Date, the maximum aggregate number of shares of Stock issuable under the Plan on exercise of Incentive Stock Options may not exceed 3,144,774 shares.
(e)	Effect on Termination of Employment.
(1)
Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates for any reason other than termination by the Company for Cause, “retirement” (as defined in the Award Agreement), Disability or death, the Participant’s Options and SARs will expire as follows: (i) to the extent they were exercisable at the time of the termination, the Options and SARs will expire at the close of business on the 90th day following the date of termination, and (ii) to the extent they were not exercisable at the time of the termination, the Options and SARs will expire at the close of business on the termination date. Notwithstanding anything in this Section, no Option or SAR will be exercisable after the expiration of its term.

(2)
Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, or, other than in the case of termination by the Company for Cause, at a time when the Participant is eligible for “retirement,” as defined in the Award Agreement, (i) all Options and SARs granted to the Participant, to the extent they have

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not otherwise expired, will vest and become exercisable, and (ii) all Options and SARs will remain exercisable for a period of 24 months, on which date they will expire. Notwithstanding anything in this Section, no Option or SAR will be exercisable after the expiration of its original term.
(3)
If a Participant’s employment is terminated by the Company for Cause, all outstanding Options and SARs granted to the Participant will expire as of the commencement of business on the termination date.

(4)	Upon a non-employee director’s cessation of service, the exercisability of Options or SARs will be as set out in the applicable Award Agreement or as the Committee determines.
(f)
Transferability. Except as provided in this Section 7(f), during the lifetime of a Participant, each Option and SAR granted to the Participant is exercisable only by the Participant, and no Option or SAR is assignable or transferable other than by will or by the laws of descent and distribution. The Committee may, in its sole discretion and on a case by case basis, in any applicable agreement evidencing an Option (other than to the extent inconsistent with the requirements of Code Section 422 with respect to Incentive Stock Options), permit a Participant to transfer all or some of the Participant’s Options to (1) the Participant’s Immediate Family Members, or (2) a trust or trusts for the exclusive benefit of the Participant’s Immediate Family Members. Following any such transfer, the transferred Options will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” means a Participant’s spouse, children and grandchildren. In no event may an Option or SAR be transferred for consideration. However, Non-Qualified Stock Options and SARs may be transferred to a Participant’s former spouse in accordance with a property settlement that is part of an agreement or court order incident to a divorce.

8.	RESTRICTED STOCK
(a)
Vesting Date. On the grant of shares of Restricted Stock, the Committee will establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to the shares. The Committee may divide the shares into classes and assign a different Issue Date and Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock will be issued in accordance with the provisions of Section 8(e). If all conditions to the vesting of a share of Restricted Stock imposed under Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date applicable to a share of Restricted Stock, the share will vest and the restrictions of Section 8(c) will cease to apply to the share.

(b)
Conditions to Vesting. On the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of the shares of Restricted Stock as it, in its absolute discretion, deems appropriate, including that one or more Performance Goals be achieved for a Performance Period. Any shares of Restricted Stock awarded to a Participant other than a non-employee director that vest solely on the basis of the passage of time (e.g., not on the basis of any performance standards) may not vest more quickly than ratably over three years from the date of grant. Any shares of Restricted Stock awarded to a non-employee director that vest solely on the basis of the passage of time may not vest sooner than six months from the date of grant. Notwithstanding anything contained in this Section 8(b) to the contrary, the shares of Restricted Stock may vest sooner under any of the following circumstances, as more specifically set forth in the applicable Award Agreement: (1) the Participant’s death; (2) the Participant’s Disability; (3) the Participant’s termination of employment with the Company due to workforce reduction, job elimination or divestiture, as determined by the Committee; (4) a Change in Control consistent with the provisions of Section 11; or (5) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company.

(c)
Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of the share or a Participant’s rights with respect to the share, whether voluntary or involuntary, by operation of law or otherwise, is permitted. Immediately upon any attempt by the Participant to transfer such share or rights, the share, and all of the rights related to it, will be forfeited by the Participant.

(d)
Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on a share of Restricted Stock be withheld by the Company until and unless the share becomes vested, at which time any withheld dividends will be paid to the applicable Participant.

(e)
Issuance of Certificates; Evidence of Award. An Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration, electronic records, or issuance of a stock certificate or certificates. If a stock certificate is issued in respect of shares of Restricted Stock, the

8

certificate will be registered in the name of the Participant and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the shares of Common Stock. The legend may not be removed until the shares vest in accordance with the terms of this Plan. Any certificate issued under this Section 8(e), will be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.
(f)
Consequences of Vesting. Upon the vesting of a share of Restricted Stock in accordance with the terms of the Plan and the applicable Award Agreement, the restrictions of Section 8(c) will cease to apply to the share. If a certificate with respect to the share was issued under Section 8(e), the Company will cause the delivery to the Participant of a certificate evidencing the share, free of the legend set forth in Section 8(e). However, the share may still be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 14.

(g)
Effect of Termination of Employment. Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company is terminated for any reason other than by the Company for Cause, Disability or death, all shares of Restricted Stock granted to the Participant that have not vested as of the date of the termination will immediately be forfeited and returned to the Company. The Company will not pay to the Participant any dividends previously paid on the shares and withheld by the Company in accordance with Section 8(d).

(1)
Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, all shares of Restricted Stock granted to the Participant that have not vested prior to the date of the termination will immediately vest.

(2)
If a Participant’s employment is terminated for Cause, all shares of Restricted Stock granted to the Participant that have not vested prior to the date of the termination will immediately be forfeited and returned to the Company, together with any dividends credited on the shares by termination of any escrow arrangement under which the dividends are held or otherwise.

9.	RESTRICTED STOCK UNITS
(a)
Vesting Date. On the grant of RSUs, the Committee will establish a Vesting Date or Vesting Dates with respect to the RSUs. The Committee may divide the RSUs into classes and assign a different Vesting Date for each class. If all conditions to the vesting of an RSU imposed under Section 9(d) are satisfied, subject to Section 11, the RSU will vest on the Vesting Date and shares of Stock will be delivered in accordance with Section 9(c).

(b)
Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends paid on the shares of Company Stock that are subject to any Award of RSUs, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular RSU (and interest thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and interest, if applicable, to the Participant upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)
Benefit upon Vesting. Upon the vesting of an RSU, a Participant will be entitled to receive one share of the Company Stock subject to the RSU for each RSU not previously forfeited or terminated. Delivery of the share of Company Stock will occur on the date or dates specified in the applicable Award Agreement, and a Participant will have only the rights of a general unsecured creditor of the Company with respect to each RSU until delivery of the share is made as specified in the Award Agreement. Shares of Company Stock issued under this Section 9 may be subject to restrictions on transfer as a result of applicable securities laws or in accordance with Section 14.

(d)
Conditions to Vesting. On the grant of RSUs, the Committee will impose such restrictions or conditions to the vesting of the RSUs as it, in its absolute discretion, deems appropriate, including that one or more Performance Goals be achieved for a Performance Period. Any RSUs awarded to a Participant other than a non-employee director that vest solely on the basis of the passage of time (e.g., not on the basis of any performance standards) may not vest more quickly than ratably over three years from the date of grant. Any RSUs awarded to a non-employee director that vest solely on the basis of the passage of time may not vest sooner than six months from the date of grant. Notwithstanding anything contained in this Section 9(d) to the contrary, RSUs may vest sooner under any of the following

9

circumstances, as more specifically set forth in the applicable Award Agreement: (1) the Participant’s death; (2) the Participant’s Disability; (3) the Participant’s “retirement” as defined in the Award Agreement; (4) a Participant’s termination of employment with the Company due to workforce reduction, job elimination or divestiture, as determined by the Committee; (5) a Change in Control consistent with the provisions of Section 11; or (6) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company.
(e)	Effect of Termination of Employment.
(1)
Unless the applicable Award Agreement or the Committee determines otherwise, if the Participant’s employment with the Company terminates for any reason other than termination by the Company for Cause, “retirement” (as defined in the Award Agreement), Disability or death, all RSUs that have not vested, together with any Dividend Equivalents credited on the RSUs, will be forfeited.

(2)
Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, or, other than in the case of a termination by the Company for Cause, at a time when the Participant is eligible for “retirement,” as defined in the Award Agreement, all RSUs granted to the Participant that have not vested prior to the date of the termination will immediately vest.

(3)
If a Participant’s employment is terminated by the Company for Cause, all RSUs granted to the Participant that have not vested as of the date of the termination will immediately be forfeited, together with any Dividend Equivalents credited on the RSUs.

10.	STOCK BONUSES
If the Committee grants a Stock Bonus, the shares of Company Stock comprising the Stock Bonus will be issued in the name of the Participant to whom the grant was made as soon as practicable after the date on which the Stock Bonus is payable and may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration, electronic registration, electronic records, or issuance of a stock certificate or certificates.
11.	EFFECT OF CHANGE IN CONTROL
In connection with a Change in Control, the Committee is authorized to take one or more of the following actions:
(a)
To provide for either (i) termination of any Award in exchange for an amount of cash or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights, or (ii) replacement of the Award with other rights or property selected by the Committee in its sole discretion. Notwithstanding the previous sentence, if, as of the date of the occurrence of the transaction or event described in this Section 11, the Committee determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without payment or replacement;

(b)
To provide that an Award be assumed by the successor or survivor corporation, or by a parent or subsidiary of the corporation, or be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or of a parent or subsidiary of the corporation, with appropriate adjustments as to the number and kind of shares and prices;

(c)
To provide that an Award may be exercisable or payable or fully vested with respect to all or a portion of the shares covered by the Award, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; or

(d)	To provide that an Award cannot vest, be exercised or become payable after the transaction or event.
12.	RIGHTS AS A SHAREHOLDER
No person will have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate or other evidence of ownership with respect to the shares.
Except as otherwise expressly provided in Section 3(c), no adjustment to any Award will be made for dividends or other rights for which the record date occurs prior to the date the stock certificate or other evidence of ownership is issued.
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13.	DEFERRAL OF AWARDS
The Committee may permit or require the deferral of payment or settlement of any RSU or Stock Bonus, subject to such rules and procedures as it may establish, provided the deferral is made in a manner intended to comply with the requirements of Code Section 409A. Payment or settlement of Options or SARs may not be deferred unless the deferral would not cause the provisions of Code Section 409A to be violated.
14.	RESTRICTION ON TRANSFER OF SHARES
The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Award, restrictions on the ability of the Participant to sell or transfer the shares of Company Stock.
15.	NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO AWARD
Nothing contained in the Plan or any Award Agreement confers upon any Participant any right with respect to the continuation of employment by the Company or interferes in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate the Participant’s employment or to increase or decrease the Participant’s compensation.
No person has any claim or right to receive an Award under this Plan. The Committee’s granting of an Award to a Participant at any time neither requires the Committee to grant any other Award to the Participant or to any other person at any time, nor precludes the Committee from making subsequent grants to the Participant or to any other person.
16.	SECURITIES MATTERS
(a)
The Company is under no obligation to effect the registration under the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued under the Plan, or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock under the Plan unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued under the Plan may bear such legends as the Committee or the Company, in its sole discretion, deems necessary or desirable to ensure compliance with applicable securities laws.

(b)
The transfer of any shares of Company Stock under the Plan will be effective only at such time as counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock under the Plan in order to allow the issuance of the shares to be made in accordance with registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company will inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw the exercise and obtain the refund of any amount paid with respect to that exercise.

(c)
It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, that provision will have no effect as written and will be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

17.	WITHHOLDING TAXES
Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.
Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax
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requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax required to be withheld. Such a withholding election may be made with respect to all or any portion of the shares of Company Stock to be delivered pursuant to an Award. Such shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Any fractional share amounts shall be settled in cash. In no event will the Company withhold from delivery of shares of Company Stock pursuant to the operation of this paragraph to the extent such withholding would either (i) exceed the maximum individual statutory tax rates in the jurisdiction applicable to the Participant, or (ii) result in equity classification for accounting purposes being lost.
18.	NOTIFICATION OF ELECTION UNDER CODE SECTION 83(B)
If, in connection with the transfer of shares of Company Stock under the Plan, any Participant makes the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) and permitted under the terms of the Award Agreement, that Participant must notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service and comply with any other filing and notification requirements imposed under Code Section 83(b).
19.	NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE SECTION 421(B)
Each Award Agreement with respect to an Incentive Stock Option must require the Participant to notify the Company of any disposition of shares of Company Stock issued on the exercise of the Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) within ten days of the disposition.
20.	AMENDMENT OR TERMINATION OF THE PLAN
Shareholder approval of any amendment to the Plan is required if and to the extent the Board determines in its judgment that approval is appropriate (a) for purposes of ensuring that Awards intended to be ISOs qualify under Code Section 422, or (b) as otherwise required under any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization, or the New York Business Corporation Law. Except as otherwise provided in the Plan, the Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. Nothing in this Section restricts the Committee’s ability to exercise its discretionary authority under Section 4, which discretion may be exercised without amendment to the Plan. No action under this Section may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.
21.	NO OBLIGATION TO EXERCISE
The grant to a Participant of an Option or SAR imposes no obligation upon the Participant to exercise the Option or SAR.
22.	TRANSFERS UPON DEATH; NON-ASSIGNABILITY
Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who has acquired the right to exercise the Award by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution will be effective to bind the Company unless the Company has been furnished with (a) written notice of the transfer and a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.
Except as otherwise provided under the Plan, no Award or interest in it may be transferred, assigned, pledged, or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
23.	SECTION 409A COMPLIANCE AND LIABILITY LIMITATION
All Awards granted under this Plan are intended to comply with or to be exempt from Code Section 409A and will be construed accordingly. However, the Company will not be liable to any Participant or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code. All terms of this Plan that are undefined or ambiguous must be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A. A Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments for purposes of Code Section 409A.
12

24.	SIX-MONTH DELAY FOR SPECIFIED EMPLOYEES
To the extent that (a) a Participant is determined to be a “specified employee” within the meaning of Code Section 409A, (b) an amount payable under this Plan to the Participant represents deferred compensation subject to Code Section 409A, and (c) such amounts are payable as a result of the Participant’s “separation from service” within the meaning of Code Section 409A, then such amounts will not be payable to the Participant before the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death), to the extent necessary to avoid the imposition of tax penalties on the Participant under Code Section 409A. Payments subject to the preceding sentence to which the Participant would otherwise be entitled during the first six months following the Participant’s separation date will be accumulated and paid on the first business day that is six months after the separation date. For any cash settled amounts, those amounts will earn interest during the period of payment suspension. Interest will be calculated using the average of the monthly borrowing rate under the Company’s principal U.S. credit facilities or its equivalent for the six months prior to termination of employment. Interest due the Participant will be determined by multiplying each delayed payment by the interest rate as determined, with the product then multiplied by a fraction, the numerator of which is the number of months each payment was delayed and the denominator of which is 12.
25.	CLAWBACK
Notwithstanding any other provisions in this Plan, any Award that is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or Company policy.
26.	ELECTRONIC DELIVERY
Any reference in the Plan to a written document, agreement or certificate includes any document, agreement or certificate delivered by electronic means, including, but not limited to, by email, email attachment, posting on a company website or intranet, or posting on a third-party website.
27.	EXPENSES AND RECEIPTS
The expenses of the Plan will be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.
28.	FAILURE TO COMPLY
In addition to the remedies of the Company elsewhere provided for in this Plan, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless the failure is remedied by the Participant (or beneficiary) within ten days after notice of the failure by the Committee, will be grounds for the cancellation and forfeiture of the Award, in whole or in part, as the Committee, in its sole discretion, may determine.
29.	EFFECTIVE DATE, AMENDMENT AND RESTATEMENT, AND TERM OF PLAN
The Plan originally became effective May 31, 2017 and was amended on December 14, 2018. The Restatement of the Plan was adopted by the Board of Directors on February 26, 2021 subject to approval by the holders of a majority of shares of Common Stock and Class B Common Stock, voting together as a single class, present and entitled to vote thereon at the May 25, 2021 annual meeting of shareholders of the Astronics. If the Restatement of the Plan is approved by the holders of a majority of shares of Common Stock and Class B Common Stock, voting together as a single class, present and entitled to vote thereon at the 2021 annual meeting, the “Restatement Effective Date” will be the date the Restatement of the Plan is approved at the 2021 annual meeting. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan. Any Awards made prior to the Restatement Effective Date will continue to be governed by the terms and conditions of the Plan in effect as of the date the Award was made.
30.	APPLICABLE LAW
Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws thereunder.
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ASTRONICS CORPORATION
130 COMMERCE WAY
EAST AURORA, NY 14052
ATTN: DAVID BURNEY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/24/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/24/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Raymond W. Boushie
02) Robert T. Brady
03) Tonit M. Calaway
04) Jeffry D. Frisby
05) Peter J. Gundermann
06) Warren C. Johnson
07) Robert S. Keane
08) Neil Y. Kim
09) Mark Moran

The Board of Directors recommends you vote FOR proposals 2 and 3.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000504770_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com .

ASTRONICS CORPORATION
Annual Meeting of Shareholders
May 25, 2021 at 10:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Gundermann and Julie M. Davis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Class B) stock of ASTRONICS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 25, 2021 at Astronics Test Systems Inc., 12889 Ingenuity Drive, Orlando, Florida 32826 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000504770_2 R1.0.0.177

Continued and to be signed on reverse side